UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Soliciting Material Pursuant to §240.14a-12

The Western Union Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Western Union

Notice of 2016 Annual Meeting of Stockholders, Proxy Statement & 2015 Annual Report

THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, CO 80112

March 30, 2016

DEAR STOCKHOLDER:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Thursday, May 12, 2016, at 505 Fifth Avenue, 7th Floor, New York, NY 10017. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2015 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote, at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, and date and return by mail. Using the telephone, Internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards,

Hikmet Ersek
President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET, OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

THE WESTERN UNION COMPANY
12500 EAST BELFORD AVENUE
ENGLEWOOD, CO 80112
(866) 405-5012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

When: May 12, 2016 at 8:00 a.m. local time	Where: 505 Fifth Avenue, 7th Floor, New York, NY 10017	Record Date: March 14, 2016

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

Items of Business		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors to serve as members of the Company’s Board of Directors until the Company’s 2017 Annual Meeting of Stockholders	FOR each director nominee	Page 14
2	Hold an advisory vote to approve executive compensation	FOR	Page 65
3	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2016	FOR	Page 68
4	Vote on the stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting	AGAINST	Page 70
5	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

ATTENDING THIS MEETING

All stockholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 14, 2016 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for 10 days prior to the Annual Meeting at our principal executive offices located at 12500 East Belford Avenue, Englewood, CO 80112.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS EXTREMELY IMPORTANT.

@

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	IN PERSON
Beneficial Owners call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Owners visit www.proxyvote.com Registered Holders visit www.proxypush.com/wu	Request a paper proxy card to complete, sign, and date and return	Beneficial Owners vote your shares online with your tablet or by smartphone by scanning the QR code above. Registered Holders vote your shares online with the QR code on your Proxy Card.	Attend the Annual Meeting

We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience, by telephone, Internet, tablet, or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Please note that all votes cast via telephone, Internet, tablet, or smartphone must be cast prior to 11:59 p.m., Eastern Time on Wednesday, May 11, 2016.

By Order of the Board of Directors

John R. Dye
Executive Vice President, General Counsel and Secretary

March 30, 2016

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2016 ANNUAL MEETING OF STOCKHOLDERS
When: May 12, 2016 at 8:00 a.m. local time	Where: 505 Fifth Avenue, 7th Floor, New York, NY 10017	Record Date: March 14, 2016

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors	FOR each director nominee	14
2	Advisory Vote to Approve Executive Compensation	FOR	65
3	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2016	FOR	68

ITEM	STOCKHOLDER PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
4	Stockholder Proposal Regarding Political Contributions Disclosure	AGAINST	70
5	Stockholder Proposal Establishing New Board Committee on Human Rights	AGAINST	74

MEMBERS OF OUR BOARD OF DIRECTORS

DIRECTOR	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIPS
Martin I. Cole	59	2015	✓	AC, CC
Hikmet Ersek	55	2010		CC+
Richard A. Goodman	67	2012	✓	AC , CBC
Jack M. Greenberg	73	2006	✓	★
Betsy D. Holden	60	2006	✓	CBC , CGC
Jeffrey A. Joerres	56	2015	✓	CBC, CGC
Linda Fayne Levinson	74	2006	✓	AC, CGC
Roberto G. Mendoza	70	2006	✓	AC, CBC
Michael A. Miles, Jr.	54	2006	✓	AC, CC
Robert W. Selander	65	2014	✓	CBC, CGC
Frances Fragos Townsend	54	2013	✓	CC , CGC
Solomon D. Trujillo	64	2012	✓	CBC, CC

★ - Chairman of the Board
AC - Audit Committee
CBC - Compensation and Benefits Committee
CGC - Corporate Governance and Public Policy Committee
CC - Compliance Committee
 - Committee Chair
+ - Non-voting Member

2016 Proxy Statement	|	i

PROXY SUMMARY

INFORMATION ABOUT OUR BOARD (PAGE 6)

GOVERNANCE HIGHLIGHTS (PAGE 15)

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, except our Chief Executive Officer
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Stockholder Engagement

CORE COMPONENTS OF 2015 EXECUTIVE COMPENSATION (PAGE 41)

●	Base Salary - Fixed compensation component payable in cash
●	Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives
●

Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units that vest based on the Company’s achievement of financial performance objectives and standalone restricted stock units that vest based on the Company’s relative total shareholder return (“TSR“) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)

●

Stock Options - Nonqualified stock options granted with an exercise price at fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period

●	Restricted Stock Units - Restricted stock units that generally vest in 25% annual increments over a four-year vesting period

ii	|	The Western Union Company

PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 33)

What We Do:

✓	Pay-for-performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2015, variable compensation comprised approximately 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 76% of the targeted annual compensation for the other named executive officers.

✓

Linkage between performance measures and strategic objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the Company.

✓

Emphasis on future pay opportunity vs. current pay. In 2015, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation. For 2015, long-term equity compensation comprised approximately 71% of the targeted annual compensation for the Chief Executive Officer and, on average, 54% of the targeted annual compensation for the other named executive officers.

✓

Mix of performance metrics. The Company utilizes a mix of performance metrics that emphasize both performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and relative performance goals, which measure Company performance in comparison to the S&P 500 Index.

✓

Stockholder engagement. As part of the Company’s stockholder outreach program, the chair of the Board’s Compensation and Benefits Committee (the “Compensation Committee” or the “committee”) and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓	Outside compensation consultant. The Compensation Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.

✓	“Double trigger” in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a “double trigger.”

✓	Maximum payout caps for annual cash incentive compensation and PSUs.

✓

“Clawback” Policy. The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓

Robust stock ownership guidelines. Our Chief Executive Officer is required to hold stock equal to a multiple of six times his base salary, and each of our other named executive officers is required to hold stock equal to a multiple of two times his or her base salary. Fifty percent of after-tax shares received as equity compensation must be retained until an executive meets the stock ownership guideline.

What We Don’t Do:

✗

No change-in-control tax gross ups. We do not provide change-in-control tax gross ups to individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.

✗

No repricing or buyout of underwater stock options. None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✗	Prohibition against pledging and hedging of Company securities by senior executives and directors.

✗	No dividends or dividend equivalents are accrued or paid on PSUs or time-based restricted stock unit awards.

2016 Proxy Statement	|	iii

PROXY SUMMARY

RECENT ENHANCEMENTS TO OUR EXECUTIVE COMPENSATION PROGRAM

Over the years, the Compensation Committee has engaged in an ongoing review and evaluation of our executive compensation and benefits programs in relation to our compensation philosophy and objectives, as described in “Compensation Discussion and Analysis—Establishing and Evaluating Executive Compensation—Our 2015 Executive Compensation Philosophy and Objectives” below, and the interests of our stockholders. As a result of that review, including our stockholder engagement efforts described below, the Compensation Committee has taken the following actions over the past few years to enhance our executive compensation program:

●	Created Standalone TSR PSUs: In 2014, to enhance focus on stockholder returns, we replaced the TSR modifier from our 2013 long-term incentive design with a standalone TSR PSU. We maintained this compensation element as part of our 2015 long-term incentive program. Over a three-year performance period, these TSR PSUs require the Company to achieve 30th, 60th or 90th percentile relative TSR performance as compared to the S&P 500 Index in order to earn threshold, target or maximum payout, respectively.

●	Increased Performance Period for PSUs: In 2014, we increased the performance period of our PSUs to make them subject to a three-year total performance period, rather than the two-year performance period used in prior years. We maintained the three-year performance period for our 2015 PSUs.
●	Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk. For 2014 and 2015, the annual equity awards under the Company’s 2015 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) consisted of 80% PSUs (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options, as compared to 67% PSUs and 33% stock options in 2013.

●	Reduced Severance Benefits Under Executive Severance Policy: During 2014, the Compensation Committee amended the Executive Severance Policy to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer.

●	Enhanced CEO Stock Ownership Guidelines: In February 2016, the Compensation Committee increased the Chief Executive Officer’s stock ownership requirement from a multiple of five times to six times his base salary.

iv	|	The Western Union Company

PROXY SUMMARY

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Ersek’s 2015 compensation levels, including his annual and long-term incentive award targets, remained unchanged from the levels set in 2012, primarily in light of stock price performance and challenging market conditions. Further, Mr. Ersek’s 2015 compensation is below the median compensation for chief executive officers in the Company’s peer group used for evaluating 2015 compensation decisions, based on the most recent publicly available information, as compiled by the Compensation Committee’s compensation consultant.

For 2015 performance, Mr. Ersek received a cash payout under the 2015 Annual Incentive Plan of $1,767,000, reflecting a blended payout of 118% of target based on the Company’s achievement of corporate and strategic performance goals above target levels, as compared to an 88% of target payout for 2014 performance and an 84% of target payout for 2013 performance. The Compensation Committee based Mr. Ersek’s award opportunity under the Annual Incentive Plan on the achievement of corporate and strategic performance goals and did not include individual performance goals.

The following chart demonstrates that variable, performance-based pay elements comprised approximately 88% of the targeted 2015 annual compensation for Mr. Ersek (consisting of target payout opportunity under the Annual Incentive Plan and stock option and PSU components under the Long-Term Incentive Plan). Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2015.

Since a significant portion of Mr. Ersek’s compensation is both performance-based and “at-risk,” we are providing the following supplemental graph to compare the compensation granted to Mr. Ersek, as required to be reported by the SEC rules in the 2015 Summary Compensation Table, to the compensation “realizable” by him for 2013 to 2015.

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

2016 Proxy Statement	|	v

PROXY SUMMARY

2015 CHIEF EXECUTIVE OFFICER TOTAL
REPORTED COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2015 Summary Compensation Table.

(2)	As reported in the Total column of the 2015 Summary Compensation Table.
(3)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are earned, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2015, each reported in the year granted, (e) the value realized upon vesting of restricted stock units or PSUs and the value of unvested restricted stock units or PSUs based on the closing stock price on December 31, 2015, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs are valued for purposes of this table based on estimated performance as of December 31, 2015.

(4)	TSR for each year reported.

vi	|	The Western Union Company

PROXY SUMMARY

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2016 at 8:00 a.m., local time, and any adjournment or postponement of that meeting. The meeting will be held at 505 Fifth Avenue, 7th Floor, New York, NY 10017.

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on or before March 30, 2016 to all stockholders of record as of March 14, 2016 (the “Record Date”). The only voting securities of the Company are shares of the

Company’s common stock, $0.01 par value per share (the “Common Stock”), of which there were 495,598,092 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $19.10 per share.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2015, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and these exhibits are also available in the “Investor Relations” section of www.wu.com.

2016 Proxy Statement	|	1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?

A	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 12, 2016, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

A	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

A	In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER?

A	YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

HOW DO I VOTE?

A	@ By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 11, 2016.

2	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

   By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Hikmet Ersek and John R. Dye to act as your Proxies to vote your shares of Common Stock as specified.

   By Tablet or Smartphone—Beneficial Owners you may vote your shares online with your tablet or smartphone by scanning the QR code above. Registered Holders may vote your shares online with the QR code on your Proxy Card. The tablet and smartphone voting facilities will close at 11:59 p.m., Eastern Time, on May 11, 2016.

   At the Annual Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially on your behalf by a broker or agent may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or agent that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting.

Shares held in The Western Union Company Incentive Savings Plan—For shares held in The Western Union Company Incentive Savings Plan, that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 9, 2016 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 11, 2016, the trustee will vote your shares held in that plan in the same proportion as the shares for which it receives instructions from all other participants in the plan.

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

A	The Company’s Amended and Restated By-Laws (the “By-Laws”) require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm (Proposal 3), and the stockholder proposal regarding political contributions (Proposal 4) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The stockholder proposal regarding creation of a Board Committee on Human Rights (Proposal 5) requires the affirmative vote of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon.

WHAT IS THE EFFECT OF NOT VOTING?

A	It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, and assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. Except as described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

2016 Proxy Statement	|	3

THE PROXY PROCESS AND STOCKHOLDER VOTING

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME?

A

If you own your shares through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares will have the same effect as a vote against Proposal 5. With respect to each of the other proposals, a “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm (Proposal 3) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote any unvoted shares.

Other than Proposal 3, the Company believes that all other proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

HOW ARE ABSTENTIONS TREATED?

A

Whether you own your shares as a Registered Holder or through a broker, abstentions are counted toward the quorum requirement and are counted as votes “against” a proposal, other than the proposal for the election of directors.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A

Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Owners for whom it holds shares, and submits a Proxy Card reflecting the aggregate votes of such Beneficial Owners.

IS MY VOTE CONFIDENTIAL?

A

In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

A

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

4	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHO COUNTS THE VOTES?

A

Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company’s Transfer Agent and Registrar. If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns a single Proxy Card to Wells Fargo on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?

A

The Company has engaged the firm of MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Owners of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxydocs.com/wu for Registered Holders and at www.proxyvote.com for Beneficial Owners. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

2016 Proxy Statement	|	5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. Unless otherwise noted below, at the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2017 Annual Meeting of Stockholders.

During 2015, the Board of Directors met eight times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2015, except for Mr. Joerres, who was elected to the Board in May 2015 and was unable to attend the September 2015 Board and Board committee meetings due to a previous commitment he had prior to being elected to the Board.

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Chief Executive of the Technology Group, Accenture plc
	Age	59	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2015	Term Expires	2016
	Other Public Directorship	Western Digital Corporation

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 to 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has been a director of Western Digital Corporation since December 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Cole brings to the Board experience as a former executive officer of a multinational management consulting, technology services, and outsourcing company, serving in various practice groups, including outsourcing and infrastructure, governmental practice, and technology. Mr. Cole also brings to the Board his experience as a member of the boards of a large multinational manufacturer of computer storage products and solutions and a market-leading data management software company.

6	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	HIKMET ERSEK
	President and Chief Executive Officer
	Age	55	Committee(s)	Compliance Committee (non-voting member)
	Director Since	2010	Term Expires	2016
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Ersek has served as the Company’s President and Chief Executive Officer since August 2010. From January 2010 to August 2010, Mr. Ersek served as the Company’s Chief Operating Officer. From 2008 to 2010, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region. From 2006 to 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to 2006, Mr. Ersek held various positions of increasing responsibility with the Company. Prior to joining Western Union in 1999, Mr. Ersek was with GE Capital and Europay/MasterCard specializing in European payment systems and consumer finance.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Emerging Markets Global Operational Experience	RICHARD A. GOODMAN
	Former Executive Vice President, Global Operations, PepsiCo Inc.
	Age	67	Committee(s)	Audit Committee Chair, Compensation and Benefits Committee
	Director Since	2012	Term Expires	2016
	Other Public Directorships	Johnson Controls Inc., Toys “R” Us, Inc., and Kindred Healthcare Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
From 2010 to 2011, Mr. Goodman served as Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”). Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from 2006. From 2003 until 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman currently serves as a director of Johnson Controls, Inc., Toys “R” Us, Inc., and Kindred Healthcare Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, United States-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures and brings to the Board a management perspective with regard to consumer products, marketing, and brand management. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.

2016 Proxy Statement	|	7

BOARD OF DIRECTORS INFORMATION

CEO Experience CFO Experience Regulated Industry/ Government Eligible for Audit Committee Financial Expert Financial Literacy Emerging Markets Global Operational Experience	JACK M. GREENBERG
	Non-Executive Chairman of the Board of Directors
	Age	73	Committee(s)	None
	Director Since	2006	Term Expires	2016
	Other Public Directorships	InnerWorkings, Inc. (Chairman of the Board), and Quintiles Transnational Holdings Inc. (Chairman of the Board)

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Greenberg was Chief Executive Officer (from 1998) and Chairman (from 1999) of McDonald’s Corporation until 2002. Mr. Greenberg joined McDonald’s Corporation as Executive Vice President and Chief Finance Officer and as a member of its Board of Directors in 1982. He served as a director of First Data from 2003 to 2006, of Abbott Laboratories from 2001 to 2007, of Manpower, Inc. from 2003 to 2014, of The Allstate Corporation from 2002 to 2015, and of Hasbro, Inc. from 2003 to 2015. Mr. Greenberg is a director and Chairman of the Board of each of InnerWorkings, Inc., and Quintiles Transnational Holdings, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Greenberg’s experience as the Chairman and Chief Executive Officer of McDonald’s Corporation is supportive of his role as Non-Executive Chairman of the Board. He has experience working with large, global distribution networks, similar to the Company’s agent network, and operations, consumer marketing, pricing, and trend analysis. Mr. Greenberg brings to the Board experience as the chief financial officer of a large, United States-based multinational company. He is also a certified public accountant and an attorney. Mr. Greenberg is the only Director who was a director of the Company’s former parent company, which provides historical context for the Company’s operations.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	BETSY D. HOLDEN
	Senior Advisor to McKinsey & Company
	Age	60	Committee(s)	Compensation and Benefits Chair, Corporate Governance and Public Policy Committee
	Director Since	2006	Term Expires	2016
	Other Public Directorships	Diageo plc. and Time, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting firm, since 2007. She served as President, Global Marketing and Category Development of Kraft Foods Inc. from 2004 to 2005, Co-Chief Executive Officer of Kraft Foods Inc. from 2001 to 2003, and President and Chief Executive Officer of Kraft Foods North America from 2000 to 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden served as a director of Catamaran Corporation from December 2012 until August 2015. She currently serves as a director of Diageo plc. and Time, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Holden brings to the Board experience as a chief executive officer of a large United States-based multinational company and provides the Board with insights into consumer marketing and brand management from her years of experience with Kraft Foods. She is familiar with the challenges of operating in a highly regulated industry. Her current role as Senior Advisor to McKinsey & Company is focused on strategy, marketing, innovation, and board effectiveness initiatives across a variety of industries.

8	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Financial Literacy Global Operational Experience	JEFFREY A. JOERRES
	Former Executive Chairman, ManpowerGroup Inc.
	Age	56	Committee(s)	Compensation and Benefits Committee, Corporate Governance and Public Policy Committee
	Director Since	2015	Term Expires	2016
	Other Public Directorships	Johnson Controls, Inc. and Artisan Partners Asset Management

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Joerres served as the Executive Chairman of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from May 2014 to December 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chairman of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011. Mr. Joerres serves as a director of Johnson Controls, Inc., and Artisan Partners Asset Management Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Joerres brings to the Board experience as the former chief executive officer and executive chairman of a large, United States-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of both a global diversified industrial company and the Federal Reserve Bank of Chicago.

Regulated Industry/ Government Financial Literacy Emerging Markets	LINDA FAYNE LEVINSON
	Advisor
	Age	74	Committee(s)	Audit Committee, Corporate Governance and Public Policy Committee
	Director Since	2006	Term Expires	2016
	Other Public Directorships	NCR Corporation, Jacobs Engineering Group Inc., Ingram Micro, Inc., and Hertz Global Holdings Inc. (Chairman of the Board)

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Fayne Levinson has been an advisor to professionally funded, privately held ventures. She was Non-Executive Chair of the Board of Connexus, Inc., formerly VendareNetblue, a privately held online marketing company until 2010, when it was merged with Epic Advertising. From 1997 until 2004, Ms. Fayne Levinson was a partner at GRP Partners, a venture capital firm, investing in early stage technology companies in the financial services, internet media and online retail sectors. Earlier in her career, Ms. Fayne Levinson was an executive at American Express and a partner at McKinsey & Company. She is currently a director of NCR Corporation, Jacobs Engineering Group Inc., Ingram Micro, Inc., and Hertz Global Holdings Inc., where she serves as Independent Non-Executive Chairman of the Board. Ms. Fayne Levinson will retire from the Board effective at the Annual Meeting.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Fayne Levinson provides a combination of consumer payments business experience with that of emerging technology and online retail services companies. She also provides general management experience from her time at American Express, strategic experience as a former McKinsey partner, and investment experience from her time as a venture capital investor. Each of these areas is central to the Company’s business. Ms. Fayne Levinson also has substantial experience with respect to executive compensation matters and corporate governance.

2016 Proxy Statement	|	9

BOARD OF DIRECTORS INFORMATION

Financial Literacy Global Operational Experience Regulated Industry/ Government	ROBERTO G. MENDOZA
	Senior Managing Director, Atlas Advisors LLC
	Age	70	Committee(s)	Audit Committee, Compensation and Benefits Committee
	Director Since	2006	Term Expires	2016
	Other Public Directorships	PartnerRe Ltd., ManpowerGroup Inc., and Quinpario Acquisition Corp. 2

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Mendoza has served as Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since 2010. Previously, he co-founded Deming Mendoza & Co., LLC, a corporate finance advisory firm, and served as one of its partners from 2009 to 2010. Mr. Mendoza served as Non-Executive Chairman of Trinsum Group from 2007 to 2008. In 2007, Trinsum Group was formed as a result of a merger of Marakon Associates and Integrated Finance Limited, a financial advisory company which Mr. Mendoza co-founded and of which he served as Chairman of the Board and Managing Director from 2002 to 2007. He also served as a Managing Director of Goldman Sachs from 2000 to 2001. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as a director and Vice Chairman of the Board. He currently serves as a director at PartnerRe Ltd., ManpowerGroup, and Quinpario Acquisition Corp. 2.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has lived and worked and served on a variety of public company boards, both in the United States and abroad.

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners
	Age	54	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2006	Term Expires	2016
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Since 2013, Mr. Miles has served as an Advisory Director of Berkshire Partners, a private equity firm. Previously, he was President of Staples, Inc. from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

10	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	ROBERT W. SELANDER
	Former Chief Executive Officer and Vice Chairman of MasterCard Incorporated and MasterCard International
	Age	65	Committee(s)	Corporate Governance and Public Policy Committee Chair, Compensation and Benefits Committee
	Director Since	2014	Term Expires	2016
	Other Public Directorships	Health Equity Incorporated (Chairman of the Board)

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Selander served as Executive Vice Chairman of MasterCard Incorporated and MasterCard International during 2010. From 1997 until 2010, he served as Chief Executive Officer of MasterCard Incorporated and MasterCard International. In addition, until 2009, Mr. Selander served as President of MasterCard Incorporated and MasterCard International from 2002 and 1997, respectively. Prior to his appointment as President and Chief Executive Officer of MasterCard International in 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010. Mr. Selander currently serves on the Board of Trustees of the Fidelity Equity and High Income Funds and as Non-Executive Chairman of Health Equity Incorporated.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Selander has extensive global business, leadership and financial services experience gained in over 13 years as Chief Executive Officer of MasterCard Incorporated and MasterCard International and in senior positions at Citicorp/Citibank N.A. Mr. Selander also has substantial board of director experience having served as a director of MasterCard Incorporated, MasterCard International and the Hartford Financial Services Group, Inc.

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	FRANCES FRAGOS TOWNSEND
	Executive Vice President of Worldwide Government, Legal and Business Affairs, MacAndrews & Forbes Holdings Inc.
	Age	54	Committee(s)	Compliance Committee Chair, Corporate Governance and Public Policy Committee
	Director Since	2013	Term Expires	2016
	Other Public Directorships	Scientific Games Corporation and Freeport-McMoRan Copper & Gold Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Fragos Townsend has served as Executive Vice President of Worldwide Government, Legal and Business Affairs at MacAndrews & Forbes Holdings Inc., a diversified holding company, since 2013, and she previously served as Senior Vice President of Worldwide Government, Legal and Business Affairs from 2010 to 2012. Ms. Fragos Townsend was a corporate partner at the law firm of Baker Botts L.L.P. from 2009 to 2010. From 2008 to 2009, Ms. Fragos Townsend provided consulting services and advised corporate entities on global strategic risk and contingency planning. Prior to that, Ms. Fragos Townsend served as Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from 2004 until 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor Combating Terrorism from 2003 to 2004. Ms. Fragos Townsend was the first Assistant Commandant for Intelligence for the United States Coast Guard and spent 13 years at the United States Department of Justice in various senior positions. Ms. Fragos Townsend is a director of Scientific Games Corporation and Freeport-McMoRan Copper & Gold Inc. and was a director of SIGA Technologies, Inc. from March 2011 until May 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Fragos Townsend has extensive public policy, government, legal, and regulatory experience, and brings to the Board valuable insights regarding the conduct of business in a highly regulated industry. Ms. Fragos Townsend also has substantial leadership experience as former chair of the Homeland Security Council and as a former officer in the United States Coast Guard.

2016 Proxy Statement	|	11

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	SOLOMON D. TRUJILLO
	Chairman, Trujillo Group, LLC
	Age	64	Committee(s)	Compensation and Benefits Committee, Compliance Committee
	Director Since	2012	Term Expires	2016
	Other Public Directorships	WPP plc, ProAmerica Bank and SouFun Holdings Limited

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Trujillo founded Trujillo Group, LLC, a business that provides consulting, merchant banking and venture capital services, and has served as its chairman since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chairman of the Board of US West Inc. Mr. Trujillo previously served as a director of Target Corporation from 1994 to 2014 and currently serves as a director of WPP plc, and ProAmerica Bank and SouFun Holdings Limited.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

*	The Board selects nominees for Director on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

12	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

DIRECTOR QUALIFICATIONS MATRIX

The following matrix is provided to illustrate the skills and qualifications of our Directors.

LEADERSHIP
CEO Experience
CFO Experience
FINANCIAL
Financial Literacy
Eligible for Audit Committee Financial Expert
RELEVANT EXPERIENCE
Global Operational Experience
Regulated Industry/Government
Emerging Markets
DIVERSITY
Gender
Ethnicity
Geography

2016 Proxy Statement	|	13

PROPOSAL 1 ELECTION OF DIRECTORS

At the 2016 Annual Meeting, all directors will be elected for one-year terms.

Upon the recommendation of the Corporate Governance and Public Policy Committee, the Board of Directors appointed Mr. Martin I. Cole as a director in July 2015, subject to election by the stockholders at the 2016 Annual Meeting. Mr. Cole was originally recommended to the Corporate Governance and Public Policy Committee by non-employee members of the Board of Directors. Except for Ms. Fayne Levinson, who is retiring from the Board and will not stand for re-election, the terms of each director if re-elected or elected will expire at the 2017 Annual Meeting of Stockholders. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.)

The Company’s By-Laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Public Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. ERSEK, MR. GOODMAN, MR. GREENBERG, MS. HOLDEN, MR. JOERRES, MR. MENDOZA, MR. MILES, MR. SELANDER, MS. TOWNSEND AND MR. TRUJILLO, AND TO ELECT MR. COLE, AS DIRECTORS TO SERVE UNTIL THE 2017 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

14	|	The Western Union Company

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✓	Annual election of directors.
✓

Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s proxy statement.

✓	Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.
✓	Stockholder right to call special meetings.
✓	No stockholder rights plan (“poison pill”).
✓	No supermajority voting provisions in the Company’s organizational documents.
✓	Independent Board, except our Chief Executive Officer. Our Board is comprised of all independent directors, except our Chief Executive Officer.
✓	Independent non-executive chairman. The Chairman of the Board of Directors, Jack Greenberg, is a non-executive independent director.
✓

Independent Board committees. Each of the Audit, Compensation, and Corporate Governance and Public Policy Committees is made up of independent directors, and all voting members of the Compliance Committee are independent. Each standing committee operates under a written charter that has been approved by the Board.

✓

Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.

✓	Committee authority to retain independent advisors. Each of the Audit, Compensation, Compliance, and Corporate Governance and Public Policy Committees has the authority to retain independent advisors.
✓

Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Director’s Code of Conduct.

✓

Stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

✓

Prohibition against pledging and hedging of Company stock by senior executives and directors. The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities. Please see “Compensation of Directors—Prohibition Against Pledging and Hedging of the Company’s Securities” and “Compensation Discussion and Analysis—The Western Union Executive Compensation Program—Prohibition Against Pledging and Hedging of the Company’s Securities,” below.

✓	Stockholder engagement. The Company regularly engages with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112.

2016 Proxy Statement	|	15

CORPORATE GOVERNANCE

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors use to determine whether a director is independent. A director is not independent under these categorical standards if:

●	The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

●	The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

●	(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

●	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

●	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

●	The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

●	The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 5% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors and director nominee under these standards and the rules of the New York Stock Exchange (the “NYSE”) and found each of Mr. Cole, Ms. Fayne Levinson, Mr. Goodman, Mr. Greenberg, Ms. Holden, Mr. Joerres, Mr. Mendoza, Mr. Miles, Mr. Selander, Ms. Fragos Townsend and Mr. Trujillo to be independent.

16	|	The Western Union Company

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. The Chief Executive Officer is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the Chief Executive Officer, the General Counsel, and the Chief Financial Officer present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated risk oversight authority to its committees.

Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Compliance Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management.

While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering laws, including investigations or other matters that may arise in relation to such laws, the Board formed a Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those risks. This function was previously performed by the Corporate Governance and Public Policy Committee. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the General Counsel and Chief Compliance Officer regularly present and participate in discussions. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

2016 Proxy Statement	|	17

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

CORPORATE
		GOVERNANCE &	COMPENSATION
DIRECTOR	AUDIT	PUBLIC POLICY	& BENEFITS	COMPLIANCE
Martin I. Cole	✓			✓
Hikmet Ersek				✓†
Richard A. Goodman	✓⧫		✓
Jack M. Greenberg ★
Betsy D. Holden		✓	✓⧫
Jeffrey A. Joerres		✓	✓
Linda Fayne Levinson(1)	✓	✓
Roberto G. Mendoza	✓		✓
Michael A. Miles, Jr.	✓			✓
Robert W. Selander		✓⧫	✓
Frances Fragos Townsend		✓		✓⧫
Solomon D. Trujillo			✓	✓

★–Chairman of the Board
⧫–Committee Chair
†–Non-voting member
(1) Ms. Fayne Levinson will retire from the Board effective at the Annual Meeting.

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112.

18	|	The Western Union Company

CORPORATE GOVERNANCE

Audit Committee

“With a heavy emphasis on transformation throughout every facet of the business, we’re focused on the continued integrity of our financial reporting and ensuring we have the proper controls in place.”

Richard A. Goodman, Committee Chair

Additional Committee Members: Martin I. Cole, Linda Fayne Levinson, Roberto G. Mendoza, and Michael A. Miles, Jr.

Meetings Held in 2015: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

●integrity of the Company’s consolidated financial statements;

●compliance with legal and regulatory requirements;

●independent registered public accounting firm qualifications, independence and compensation; and

●performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated Mr. Goodman as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than three audit committees (including the Company’s Audit Committee).

2016 Proxy Statement	|	19

CORPORATE GOVERNANCE

Compensation and Benefits Committee

“In 2015, the Compensation Committee continued to emphasize pay-for-performance by designing our executive compensation program so that performance-based, at-risk pay elements would constitute a significant portion of the compensation awarded. The Committee believes this continued emphasis on performance-based pay provides linkage with long-term stockholder value creation.”

Betsy D. Holden, Committee Chair

Additional Committee Members: Richard A. Goodman, Jeffrey A. Joerres, Roberto G. Mendoza, Robert W. Selander, and Solomon D. Trujillo

Meetings Held in 2015: 6

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs or policies of the Company. Among other things, the Compensation Committee is responsible for:

●in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;

●reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and other executive officers in light thereof, and setting compensation levels and other benefits for the Chief Executive Officer (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

●reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s Chief Executive Officer or to any person being considered for promotion or hire into the position of Chief Executive Officer;

●approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;

●reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;

●in consultation with the Chief Executive Officer, reviewing management succession planning;

●reviewing and recommending to the Board of Directors compensation for non-employee directors; and

●periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

Independence: Each member of the Compensation Committee meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee director” under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

20	|	The Western Union Company

CORPORATE GOVERNANCE

Compliance Committee

“The Compliance Committee continues to demonstrate the Board’s commitment to compliance by focusing solely on oversight of the Company’s global regulatory compliance program, which includes ongoing significant investment in compliance efforts and collaboration with regulators around the world.”

Frances Fragos Townsend, Committee Chair

Additional Committee Members: Hikmet Ersek (non-voting member), Martin I. Cole, Michael A. Miles, Jr., and Solomon D. Trujillo

Meetings Held in 2015: 5

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing:

●the Company’s compliance programs and policies relating to anti-money laundering laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

●legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company. The Company’s Chief Executive Officer is currently a non-voting member of the Compliance Committee.

2016 Proxy Statement	|	21

CORPORATE GOVERNANCE

Corporate Governance and Public Policy Committee

“The Committee enhanced the Board in 2015 by recommending two new directors, Jeffrey A. Joerres and Martin I. Cole, who collectively bring to the Board global business, technology, executive, and public company board experience. The Committee will continue to look for opportunities to enhance the skills, experience, diversity and effectiveness of the Board in 2016.”

Robert W. Selander, Committee Chair

Additional Committee Members: Betsy D. Holden, Jeffrey A. Joerres, Linda Fayne Levinson, and Frances Fragos Townsend

Meetings Held in 2015: 5

Primary Responsibilities: Pursuant to its charter, the Corporate Governance and Public Policy Committee is responsible for:

●	recommending to the Board of Directors criteria for Board and committee membership;
●	considering, in consultation with the Chairman of the Board and the Chief Executive Officer, and recruiting candidates to fill positions on the Board of Directors;
●	evaluating current directors for re-nomination to the Board of Directors;
●	recommending the director nominees for approval by the Board of Directors and the stockholders;
●	recommending to the Board of Directors appointments to committees of the Board of Directors;
●

recommending to the Board of Directors corporate governance guidelines, reviewing the corporate governance guidelines at least annually, and recommending modifications to the corporate governance guidelines to the Board of Directors;

●	establishing and implementing self-evaluation procedures for the Board of Directors and its committees;
●	reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;
●	reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and
●	reviewing and advising the Board of Directors regarding matters of public policy and social responsibility that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

22	|	The Western Union Company

CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for Chief Executive Officer succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

●

Reviews succession planning for the Chief Executive Officer on an annual basis. As part of this process, the Chief Executive Officer reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the Chief

Executive Officer and the Chief Human Resources Officer regarding each team member and the team member’s development;
●

Maintains a confidential plan to address any unexpected short-term absence of the Chief Executive Officer and identifies candidates who could act as interim Chief Executive Officer in the event of any such unexpected absence; and

●	Ideally three to five years before the retirement of the current Chief Executive Officer, manages the succession process and determines the current Chief Executive Officer’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder or other interested party who desires to contact the non-management directors or Mr. Ersek in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend.

Ten of the 12 members of the Board of Directors serving at the time attended the Company’s 2015 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors, Mr. Greenberg, is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance and Public Policy Committee

does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

2016 Proxy Statement	|	23

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and by the Corporate Governance and Public Policy Committee as it evaluates and identifies director candidates.

Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member. The Corporate Governance and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the Company’s website, www.wu.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders must be received by the Company not later than November 30, 2016 and comply with the requirements of Rule 14a-8, if applicable, and the Company’s By-laws. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders, a proper stockholder proposal or director nomination may still be considered at the Company’s 2017 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 12, 2017 and no later than February 11, 2017 and otherwise complies with the Company’s By-Laws. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, CO 80112.

CODE OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website,

www.wu.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, CO 80112. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.wu.com.

24	|	The Western Union Company

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2015. Mr. Ersek, our President and Chief Executive Officer, does not receive additional compensation for his service as a director.

2015 DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(3)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)(5)
Martin I. Cole(6)	48.6	32.4	32.4	25.0	138.4
Dinyar S. Devitre(6)	44.5	140.0	—	21.3	205.8
Richard A. Goodman	120.0	140.0	—	25.0	285.0
Jack M. Greenberg	125.0	180.0	180.0	21.5	506.5
Betsy D. Holden	120.0	140.0	—	15.0	275.0
Jeffrey A. Joerres(6)	66.1(1)	44.3	44.3	—	154.7
Linda Fayne Levinson	105.0	140.0	—	—	245.0
Roberto G. Mendoza	105.0	70.0	70.0	—	245.0
Michael A. Miles, Jr.	105.0(1)	140.0	—	—	245.0
Robert W. Selander	120.9(1)	70.0	70.0	—	260.9
Frances Fragos Townsend	120.0(1)	105.0	35.0	—	260.0
Solomon D. Trujillo	101.3	70.0	70.0	—	241.3

Footnotes:

(1)	Mr. Joerres, Mr. Miles, Mr. Selander, and Ms. Fragos Townsend elected to receive their annual retainer fees for 2015 in the form of equity compensation as described below under “—Equity Compensation.”
(2)	The amounts in this column represent the value of stock units granted to each director as annual equity grants. Stock awards consist of fully vested stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Internal Revenue Code Section 409A. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts in this column represent the value of options granted to each director as annual equity grants. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2015. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2015 on behalf of the following directors: Messrs. Cole, Devitre, Greenberg and Goodman and Ms. Holden. Contributions up to $100,000 per calendar year that a director makes to The Western Union Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed.

2016 Proxy Statement	|	25

COMPENSATION OF DIRECTORS

(5)	As of December 31, 2015, each individual who served as an outside director during 2015 had outstanding the following number of stock units and options:

NAME	STOCK UNITS	OPTIONS
Martin I. Cole	1,682	9,208
Dinyar S. Devitre	36,668	149,196
Richard A. Goodman	23,199	36,814
Jack M. Greenberg	43,721	319,126(A)
Betsy D. Holden	59,848	53,980
Jeffrey A. Joerres	5,084	11,448
Linda Fayne Levinson	53,059	143,253
Roberto G. Mendoza	38,218	171,347
Michael A. Miles, Jr.	97,841	53,980
Robert W. Selander	13,787	26,818
Frances Fragos Townsend	15,362	39,833
Solomon D. Trujillo	15,826	56,152

(A) Includes 30,602 options received pursuant to a conversion of First Data Corporation option awards to Western Union option awards.

(6)	Mr. Joerres was elected to the Board by the stockholders, and Mr. Devitre ceased serving as a director, at the 2015 Annual Meeting of Stockholders on May 15, 2015. Mr. Cole was appointed to the Board effective July 16, 2015.

CASH COMPENSATION

In 2015, each outside director (other than our Non-Executive Chairman) received the following cash compensation for service on our Board and committees of our Board (prorated for partial years of service):

●	an annual Board retainer fee of $85,000; and
●	an annual committee chair retainer fee of $25,000 for the chairperson of each committee of the Board, and a $10,000 committee member retainer fee for each other member of each committee of our Board.

EQUITY COMPENSATION

The 2015 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. All director equity awards will be settled in shares of Common Stock. The purpose of these awards is to advance the interests of Western Union and its stockholders by encouraging increased stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

Each outside director has the option of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) a combination of cash, fully vested stock options, and fully vested stock units, (c) all fully vested stock options, (d) all fully vested stock units, (e) a combination of 75% fully vested stock options and 25% fully vested stock units, (f) a combination of 50% fully vested stock options and 50% fully vested stock units, or (g) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than alternatives that include cash.

Each outside director (other than our Non-Executive Chairman) is eligible to receive an annual equity grant with a value of $140,000 for service on our Board and committees of our Board (prorated for incoming directors joining during the year).

COMPENSATION OF OUR NON-EXECUTIVE CHAIRMAN

In 2015, our Non-Executive Chairman received the following compensation in lieu of the compensation described above for our other outside directors:

●	an annual retainer fee of $125,000; and
●	an annual equity grant with a value of $360,000.

Our Non-Executive Chairman has the option to receive his annual retainer fee in the forms discussed above under “—Equity Compensation.”

26	|	The Western Union Company

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. Occasionally, a spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company, and as a result, no amount is reflected in the 2015 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Amended and Restated Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market, and outstanding stock options received in lieu of cash retainer fees. As of March 14, 2016, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

2016 Proxy Statement	|	27

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of five independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2015. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal year 2015, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

●

reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

●

reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;

●

reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;

●	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;
●

received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and

●

reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 3, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2015, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Auditing Standard No. 16 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

Richard A. Goodman (Chairperson)
Martin I. Cole
Linda Fayne Levinson
Roberto G. Mendoza
Michael A. Miles, Jr.

28	|	The Western Union Company

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits

Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

Compensation and Benefits Committee

Betsy D. Holden (Chairperson)
Richard A. Goodman
Jeffrey A. Joerres
Roberto G. Mendoza
Robert W. Selander
Solomon D. Trujillo

2016 Proxy Statement	|	29

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied.

Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic priorities for 2015 were similar to 2014 and are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategies.

Please see our 2015 Annual Report on Form 10-K for more information regarding our performance.

*	See Appendix A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.

30	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

RECENT ENHANCEMENTS TO OUR EXECUTIVE COMPENSATION PROGRAM

Over the years, the Compensation Committee has engaged in an ongoing review and evaluation of our executive compensation and benefits programs in relation to our compensation philosophy and objectives, as described in “—Establishing and Evaluating Executive Compensation—Our 2015 Executive Compensation Philosophy and Objectives” below, and the interests of our stockholders. As a result of that review, including our stockholder engagement efforts, the Compensation Committee has taken the following actions over the past few years to enhance our executive compensation program:

●

Created Standalone TSR PSUs: In 2014, to enhance focus on stockholder returns, we replaced the TSR modifier from our 2013 long-term incentive design with a standalone TSR PSU. We maintained this compensation element as part of our 2015 long-term incentive program. Over a three-year performance period, these TSR PSUs require the Company to achieve 30th, 60th or 90th percentile relative TSR performance as compared to the S&P 500 Index in order to earn threshold, target or maximum payout, respectively.

●	Increased Performance Period for PSUs: In 2014, we increased the performance period of our PSUs to make them subject to a three-year total performance period, rather than the two-year performance period used in prior years. We maintained the three-year performance period for our 2015 PSUs.
●

Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk. For 2014 and 2015, the annual equity awards under the Long-Term Incentive Plan consisted of 80% PSUs (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options, as compared to 67% PSUs and 33% stock options in 2013.

●

Reduced Severance Benefits Under Executive Severance Policy: During 2014, the Compensation Committee amended the Executive Severance Policy to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer.

●

Enhanced CEO Stock Ownership Guidelines: In February 2016, the Compensation Committee increased the Chief Executive Officer’s stock ownership requirement from a multiple of five times to six times his base salary.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Ersek’s 2015 compensation levels, including his annual and long-term incentive award targets, remained unchanged from the levels set in 2012, primarily in light of stock price performance and challenging market conditions. Further, Mr. Ersek’s 2015 compensation is below the median compensation for chief executive officers in the Company’s peer group used for evaluating 2015 compensation decisions, based on the most recent publicly available information, as compiled by the Compensation Committee’s compensation consultant.

For 2015 performance, Mr. Ersek received a cash payout under the 2015 Annual Incentive Plan of $1,767,000, reflecting a blended payout of 118% of target based on the Company’s achievement of corporate and strategic performance goals above target levels, as compared to an 88% of target payout for 2014 performance and an 84% of target payout for 2013 performance. The Compensation Committee based

Mr. Ersek’s award opportunity under the Annual Incentive Plan on the achievement of corporate and strategic performance goals and did not include individual performance goals.

The following chart demonstrates that variable, performance-based pay elements comprised approximately 88% of the targeted 2015 annual compensation for Mr. Ersek (consisting of target payout opportunity under the Annual Incentive Plan and stock option and PSU components under the Long-Term

2016 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

Incentive Plan). Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2015.

Since a significant portion of Mr. Ersek’s compensation is both performance-based and “at-risk,” we are providing the following supplemental graph to compare the compensation granted to Mr. Ersek, as required to be reported by the SEC rules in the 2015 Summary Compensation Table, to the compensation “realizable” by him for 2013 to 2015.

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation, as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

2015 CHIEF EXECUTIVE OFFICER TOTAL
REPORTED COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total realizable compensation reported in this graph provides supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2015 Summary Compensation Table.

(2)	As reported in the Total column of the 2015 Summary Compensation Table.

(3)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are earned, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2015, each reported in the year granted, (e) the value realized upon vesting of restricted stock units or PSUs and the value of unvested restricted stock units or PSUs based on the closing stock price on December 31, 2015, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs are valued for purposes of this table based on estimated performance as of December 31, 2015.

(4)	TSR for each year reported.

32	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework includes the following, each of which the committee believes reinforces our executive compensation philosophy and objectives:

What We Do:

✓	Pay-for-performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2015, variable compensation comprised approximately 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 76% of the targeted annual compensation for the other named executive officers.

✓	Linkage between performance measures and strategic objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the Company.

✓	Emphasis on future pay opportunity vs. current pay. In 2015, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation. For 2015, long-term equity compensation comprised approximately 71% of the targeted annual compensation for the Chief Executive Officer and, on average, 54% of the targeted annual compensation for the other named executive officers.

✓	Mix of performance metrics. The Company utilizes a mix of performance metrics that emphasize both performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and relative performance goals, which measure Company performance in comparison to the S&P 500 Index.

✓	Stockholder engagement. As part of the Company’s stockholder outreach program, the Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓	Outside compensation consultant. The Compensation Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.

✓	“Double trigger” in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a “double trigger.”

✓	Maximum payout caps for annual cash incentive compensation and PSUs.

✓	“Clawback” Policy. The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓	Robust stock ownership guidelines. Our Chief Executive Officer is required to hold stock equal to a multiple of six times his base salary, and each of our other named executive officers is required to hold stock equal to a multiple of two times his or her base salary. Fifty percent of after-tax shares received as equity compensation must be retained until an executive meets the stock ownership guideline.

What We Don’t Do:

✗	No change-in-control tax gross ups. We do not provide change-in-control tax gross ups to individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.

✗	No repricing or buyout of underwater stock options. None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✗	Prohibition against pledging and hedging of Company securities by senior executives and directors.

✗	No dividends or dividend equivalents are accrued or paid on PSUs or time-based restricted stock unit awards.

2016 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

2015 SAY ON PAY VOTE

As noted above, in its compensation review process, the committee considers whether the Company’s executive compensation and benefits program serves the interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 96% of the votes cast for the Company’s “say on pay” vote at the Company’s 2015 Annual

Meeting of Stockholders. After considering the 2015 “say on pay” results, the committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2015 “say on pay” vote.

STOCKHOLDER ENGAGEMENT

In early 2016, management reached out to stockholders who the Company believes collectively held over 50% of the Company’s outstanding Common Stock as of the Record Date to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure, and management and the Compensation Committee Chair intend to continue to seek discussions with the Company’s stockholders prior to the Annual Meeting. Over the past few years, the committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

OTHER CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Please see “Corporate Governance—Summary of Corporate Governance Practices” above for a summary of the Company’s corporate governance practices. Highlights include:

Governance Highlights

✓	Annual Election of Directors

✓	Proxy Access

✓	Majority Vote Standard in Uncontested Elections

✓	Stockholder Right to Call Special Meetings

✓	No Stockholder Rights Plan (“Poison Pill”)

✓	No Supermajority Voting Provisions in the Company’s Organizational Documents

✓	Independent Board, except our Chief Executive Officer

✓	Independent Non-Executive Chairman

✓	Independent Board Committees

✓	Confidential Stockholder Voting

✓	Committee Authority to Retain Independent Advisors

✓	Robust Codes of Conduct

✓	Stock Ownership Guidelines for Senior Executives and Directors

✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors

✓	Stockholder Engagement

34	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2015 executive compensation, the elements of our executive compensation program and the compensation of each of our named executive officers. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2015, the named executive officers were:

Hikmet Ersek – President and Chief Executive Officer (September 2010 to present)

Rajesh K. Agrawal – Executive Vice President and Chief Financial Officer (July 2014 to present)

Odilon Almeida – Executive Vice President and President, Americas and European Union (January 2014 to present)

J. David Thompson – Executive Vice President, Global Operations (November 2012 to present) and Chief Information Officer (April 2012 to present)

Diane Scott – Former Executive Vice President, Chief Marketing Officer (April 2011 to March 2016)

OUR 2015 EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals. To align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy and objectives, the Compensation Committee has adopted the key principles identified below.

Build Foundation for Long-Term Strength and Performance While Rewarding Achievement of Short-Term Goals

Align executive goals with stockholder interests

Structure metrics, goal-setting and incentive payouts to result in enterprise value creation.

Share a reasonable portion of the Company’s financial results with employees, both on upside and downside performance.

Hold executives accountable and reward them for results Establish sufficient linkage between incentive payouts and individual and business unit performance.	Attract, retain, and motivate outstanding executive talent Set performance goals and operating plans to retain and motivate leadership to achieve superior results.

2016 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

The Board of Directors oversees the goals and objectives of the Company and of the Chief Executive Officer, evaluates succession planning with respect to the Chief Executive Officer and evaluates the Chief Executive Officer’s performance. The Compensation Committee supports the Board by establishing the Company’s general compensation philosophy and overseeing the development and implementation of the Company’s compensation and benefits policies. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, sets the compensation levels of each of the Executive Vice Presidents and approves the compensation of the Chief Executive Officer, with ratification by the independent directors of the Board. The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement. While not members of the Compensation Committee, the Chairman of the Board and the Chief Executive Officer attended all of the meetings of the Compensation Committee in 2015 to contribute to and understand the committee’s oversight of and decisions relating to executive compensation. The Chief Executive Officer did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The committee also engages in an ongoing dialog with the Chief Executive Officer and the Compensation Committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program. The committee also received input from the Chief Human Resources Officer in making executive compensation decisions.

COMPENSATION CONSULTANTS

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive and director compensation consulting services to the Compensation Committee. The Compensation Consultant is retained by and reports to the Compensation Committee and participates in the committee meetings. The Compensation Consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation programs. The Compensation Consultant also:

●	Participates in the design of executive compensation programs to help the committee evaluate the linkage between pay and performance;
●	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;
●	Reviews and advises the committee regarding director compensation; and
●	Performs an annual risk assessment of the Company’s compensation programs, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

The Compensation Consultant does not provide any other services to the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and the Company concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflict of interest.

During 2015, the Company also retained the services of Towers Watson to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee evaluated the findings of Towers Watson in its review of the 2015 incentive program design. The Compensation Committee has assessed the independence of Towers Watson pursuant to the NYSE rules and the Company concluded that Towers Watson’s work did not raise any conflict of interest.

36	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

SETTING 2015 COMPENSATION

In late 2014, the Compensation Committee, working with the Compensation Consultant and the Chief Executive Officer, engaged in a detailed review of the Company’s executive compensation programs to evaluate whether the design and levels of each compensation element were:

●	Appropriate to support the Company’s strategic performance objectives;
●	Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and
●	Reasonable when compared to market pay practices (see “—Market Comparison” below).

For 2015, based on a variety of factors including the “say on pay” vote results at the Company’s recent Annual Meetings of Stockholders and positive feedback received during the Company’s stockholder engagement efforts, the Compensation Committee determined to continue the compensation program elements implemented in 2014, as described above under “—Recent Enhancements to Our Executive Compensation Program.” Accordingly, for 2015, the Company’s executive compensation program continued to be significantly weighted towards performance-based compensation and continued to include a diversified mix of long-term incentive awards, weighted 60% Financial PSUs, 20% TSR PSUs and 20% stock options, with Company performance under the PSUs measured over a three-year performance period.

In early 2015, Mr. Ersek presented to the Compensation Committee his evaluation of each of the Executive Vice Presidents and the level of his or her salary, annual bonus targets under the Annual Incentive Plan, and long-term incentive award targets under the Long-Term Incentive Plan. Mr. Ersek based his assessments on each executive’s performance and relative contributions to the Company’s success, the performance of the executive’s respective business unit or functional area, employee retention considerations, market data, compensation history and internal equity. Mr. Ersek also reviewed with the committee tally sheets that presented comprehensive historical and current compensation data for each of the Company’s executive officers. Please see “—Use of Tally Sheets” below for a description of this tool. The Compensation Consultant participated in the committee meetings to provide peer group and market data regarding executive compensation. Please see “—Market Comparison” for a discussion of the use of peer group and market data.

In early 2015, Mr. Ersek also submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board of Directors, who then evaluated Mr. Ersek’s performance in 2014 based on his actual performance versus such goals. In setting Mr. Ersek’s compensation, the committee considered this evaluation, market data regarding chief executive officer compensation levels provided by the Compensation Consultant, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined or ratified.

MARKET COMPARISON

For 2015, the Compensation Committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. In evaluating 2015 market data, the committee considered both peer group proxy data and compensation survey data, but did not assign a specific weight to either data source. While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership, money transfer or financial services industry expertise, past and future performance objectives and the value of the position within the Company.

2016 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that the Company’s peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

●	Global brands providing virtual products or services; or
●	Companies involved with payment and processing services.

The peer group used for evaluating 2015 compensation decisions consisted of the companies below, which is the same peer group that was used for evaluating 2014 compensation decisions. The Compensation Consultant compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group.

PEER GROUP	2014 REVENUES (in Millions)	2014 OP INCOME (in Millions)	EMPLOYEES (AS OF 12/31/14)	MARKET CAP (in Millions) (AS OF 12/31/14)
Automatic Data Processing	$10,226	$1,815	61,000	$40,189
Ameriprise Financial	$12,153	$3,569	12,039	$24,404
Charles Schwab	$5,897	$2,082	13,800	$39,421
CME Group	$2,958	$1,648	2,730	$29,861
Comerica	$2,498	$897	8,948	$8,417
Discover	$7,225	$4,082	14,128	$29,698
eBay	$10,997	$2,767	33,500	$69,722
Fidelity National Info	$6,298	$1,246	38,000	$17,649
Fiserv	$5,013	$1,190	21,000	$17,314
Global Payments	$2,629	$416	4,135	$5,460
Intuit	$4,233	$1,268	8,000	$26,323
MoneyGram	$1,491	$139	2,590	$491
NASDAQ OMX	$3,429	$877	3,365	$8,041
Northern Trust	$4,238	$1,147	14,800	$15,873
State Street	$10,117	$2,837	29,400	$32,773
Total Systems Services	$2,395	$423	9,600	$6,313
75th Percentile	$7,948	$2,253	23,100	$30,589
Median	$4,626	$1,257	12,920	$21,027
25th Percentile	$2,876	$892	7,034	$8,323
Western Union	$5,607	$1,141	10,000	$9,340

All data was compiled by the Compensation Consultant who obtained peer company financial market intelligence from Capital IQ Compustat. The data generally represents revenue and operating income for the most recent four quarters available to the Compensation Consultant at the time the Compensation Consultant compiled the data in January 2015. Other than for the Company, operating income may reflect measures not in conformity with Generally Accepted Accounting Principles.

The Compensation Committee also uses general industry compensation survey data in evaluating executive pay. Survey data relies upon responses from participating companies to survey questions, which are compiled and sorted by the surveyor based on various factors, such as the period covered, the location of the company, and the positions under review. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies.

In some instances, survey data is a useful complement to the peer group proxy data. To assist the committee in its review of the general industry compensation survey data, the Compensation Consultant extracts compensation information from the surveys with respect to companies with annual revenues generally ranging from $3 billion to $10 billion. For the 2015 compensation review, the Compensation Consultant compiled compensation data from general industry compensation surveys provided by Mercer and AonHewitt (which included data from companies with annual revenues between $5 billion and $10 billion), Towers Watson (which included data from companies with annual revenues between $3 billion and $6 billion), and Equilar (which included custom data from ten of the companies in the Company’s peer group described above: Automatic Data Processing, Ameriprise Financial, Charles Schwab, CME Group, Fiserv, Global Payments, MoneyGram, NASDAQ OMX, State Street and Total Systems Services).

38	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present compensation data for each of the Company’s executives. These tally sheets generally include historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide context for the committee in determining the elements and amounts of compensation paid.

THE WESTERN UNION 2015 EXECUTIVE COMPENSATION PROGRAM

Pay-For-Performance

The principal components of the Company’s 2015 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of stock options and PSUs. The Compensation Committee designed the 2015 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, stock options and PSUs) will continue to constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts demonstrate that these variable pay elements comprised approximately 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 76% of the targeted annual compensation for the other named executive officers (excluding the 2015 retention restricted stock unit grant to Mr. Thompson). For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the named executive officer as of December 31, 2015.

Since a significant portion of the compensation of our named executive officers is both performance-based and “at-risk,” we are providing the following supplemental table to compare the compensation granted to our named executive officers, as required to be reported by SEC rules in the 2015 Summary Compensation Table, to the compensation “realizable” by such named executive officers for the 2013 to 2015 fiscal years. While the manner for reporting equity compensation as “realizable” compensation differs from the SEC rules relating to the reporting of compensation in the 2015 Summary Compensation Table, we believe this table serves as a useful supplement to the 2015 Summary Compensation Table. The 2015 Realizable Compensation Table and the total realizable compensation reported in the table provides supplemental information regarding the compensation paid to the named executive officers and should not be viewed as a substitute for the 2015 Summary Compensation Table.

2016 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

We believe the “realizable” compensation shown is reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total reported compensation, as well as fluctuations year-

over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

2015 REALIZABLE COMPENSATION TABLE
NAME	YEAR	PROXY REPORTED COMPENSATION ($000)(1)	TOTAL REALIZABLE COMPENSATION ($000)(2)	REALIZABLE AS A % OF REPORTED
Hikmet Ersek	2015	8,569.8	7,630.5	89%
	2014	8,241.8	8,410.7	102%
	2013	8,775.9	8,770.9	100%
Rajesh K. Agrawal	2015	2,634.5	2,399.7	91%
	2014	3,378.2	3,396.7	101%
	2013	3,360.5	3,353.7	100%
Odilon Almeida	2015	2,450.3	2,262.5	92%
	2014	3,038.9	3,092.7	102%
	2013	N/A	N/A	N/A
J. David Thompson	2015	2,532.0	2,335.9	92%
	2014	2,376.4	2,451.4	103%
	2013	2,233.9	2,253.4	101%
Diane Scott	2015	2,091.0	1,918.8	92%
	2014	N/A	N/A	N/A
	2013	N/A	N/A	N/A

Footnotes:

(1)	As reported in the Total column of the 2015 Summary Compensation Table.

(2)	Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments made to each eligible executive with respect to each of the years shown under the Company’s Annual Incentive Plan, (c) actual amounts paid with respect to discretionary bonuses in the year in which such bonuses are earned, (d) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2015, each reported in the year granted, (e) the value realized upon vesting of restricted stock units or PSUs and the value of unvested restricted stock units or PSUs based on the closing stock price on December 31, 2015, each reported in the year granted, and (f) amounts reported in the All Other Compensation Table for the respective years. For purposes of this table, the value of the TSR PSUs is based on target performance since the TSR PSUs vest based on the Company’s TSR at the end of the three-year performance period compared to the Company’s TSR at the beginning of the performance period. The Financial PSUs are valued for purposes of this table based on estimated performance as of December 31, 2015.

40	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2015 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2015 executive compensation program. The committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.

ELEMENT	KEY CHARACTERISTICS	WHY WE PAY THIS ELEMENT	HOW WE DETERMINE AMOUNT	2015 DECISIONS
Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Establish a pay foundation at competitive levels to attract and retain talented executives.	Experience, job scope, responsibilities, market data, and individual performance.	Except for Mr. Ersek, each of our named executive officers received a base salary increase ranging from 2% to 8%. See pages 49-51.
Annual incentive awards	Variable compensation component payable in cash based on performance against annually established performance objectives.

Motivate and reward executives for performance on key financial, strategic and/or individual objectives over the year.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Internal pay equity, market practice and individual performance.

Participants are eligible to receive a cash payout ranging from 0% to 150% of target based on the achievement of corporate financial, strategic and individual/business unit goals, except for Mr. Ersek whose award is payable based entirely on the achievement of corporate financial and strategic goals.

Based on the achievement of corporate financial, strategic and/or individual/business unit goals, the committee certified payouts ranging from 108% to 118% of target for the named executive officers.

See pages 42-45 and 49-51.

PSUs	PSUs vest based on the Company’s achievement of financial performance objectives (Financial PSUs) and the Company’s relative TSR performance (TSR PSUs).

Coupled with stock options, aligns the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Internal pay equity, market practice and individual performance.

Financial PSUs: Payout based on revenue and operating income growth over 2015-2017 performance period.

TSR PSUs: Payout based on the Company’s TSR performance relative to the TSR of the S&P 500 Index over 2015-2017 performance period.

PSUs represent 80% of the long-term grant value, with 60% of the long-term grant value delivered as Financial PSUs and 20% delivered as TSR PSUs. See pages 45-47 and 49-51.

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COMPENSATION DISCUSSION AND ANALYSIS

ELEMENT	KEY CHARACTERISTICS	WHY WE PAY THIS ELEMENT	HOW WE DETERMINE AMOUNT	2015 DECISIONS
Stock options

Non-qualified stock options granted with an exercise price at fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period.

		Coupled with PSUs, aligns the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year period, including stock price appreciation.	Internal pay equity, market practice and individual performance.	Stock options represent 20% of the long-term grant value. See pages 45-47.
Restricted stock units	Restricted stock units that generally vest in 25% annual increments over a four-year vesting period.	Granted for retention purposes.	Internal pay equity, market practice and individual performance.	One of our named executive officers received a restricted stock unit grant in 2015. See pages 45-47 and 49-51.

Each of Western Union’s 2015 executive compensation program elements is described in further detail below and individual compensation decisions are discussed in “—Compensation of Our Named Executive Officers.”

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In setting base salary levels, the committee considered the peer group and survey data, as well as the performance of the individual executive. During 2015, each of our named executive officers other than Mr. Ersek received base salary increases ranging from 2% to 8% in order to further align our executive officer compensation levels with market data. Other than with respect to executive promotions, our named executive officers did not receive base salary increases for 2013 or 2014 from the levels effective March 2012. Please see “—Compensation of Our Named Executive Officers” for further information regarding the 2015 base salary levels.

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward executive officers for achieving short-term performance objectives. The Annual Incentive Plan design is intended to provide annual incentive awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Participants in the Annual Incentive Plan in 2015 were Mr. Ersek and the Company’s Executive Vice Presidents, which included all of the named executive officers.

Compensation under the Annual Incentive Plan is intended to be a significant component of an executive’s total compensation opportunity in a given year, helping create a “pay-for-performance” culture. Annual Incentive Plan compensation holds executives accountable and rewards them based on the Company’s performance.

42	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary, with potential payouts ranging from 0% to 150% of target for various levels of performance.

The following table sets forth each named executive officer’s 2015 target award opportunity and the weighting of the corporate, strategic and individual/business unit measures used in determining the cash payout levels. As discussed further below, the weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to corporate performance measures that the committee believes are meaningful to and readily accessible by our investors while at the same time emphasizing strategic performance objectives that focus on the Company’s growth imperatives. Also, for the named executive officers other than the Chief Executive Officer, the weighting reflects the committee’s emphasis on individual and/or business unit objectives that the committee believes are indicators of the executive’s success in fulfilling the executive’s responsibilities and that support the Company’s strategic operating plan.

	TARGET AWARD OPPORTUNITY ($000)	WEIGHTING OF PERFORMANCE MEASURES
EXECUTIVE		CORPORATE	STRATEGIC	INDIVIDUAL/ BUSINESS UNIT
Hikmet Ersek	$1,500.0	80.0%	20.0%	—
Rajesh K. Agrawal	$509.9	50.0%	20.0%	30.0%
Odilon Almeida	$550.8	50.0%	20.0%	30.0%
J. David Thompson	$486.0	50.0%	20.0%	30.0%
Diane Scott	$440.3	50.0%	20.0%	30.0%

When the corporate, strategic, and individual/business unit performance measures were established and consistent with prior years, the committee determined, subject to Section 162(m) of the Internal Revenue Code, that the effect of currency fluctuations, acquisitions and divestitures, restructuring, and other significant charges not included in the Company’s internal 2015 financial plan should be excluded from the payout calculations, as committee members believed compensation should not be based on factors outside the control of our executives or other non-recurring items. Accordingly, a charge incurred in the second quarter of 2015 related to a settlement between the Company’s Paymap subsidiary and the Consumer Financial Protection Bureau (the “Paymap Charge”) was excluded from the corporate, strategic, and individual/business unit performance payout calculations. In addition, pursuant to the Annual Incentive Plan and subject to compliance with Section 162(m) of the Internal Revenue Code, the committee retained discretion to adjust the performance results against the performance objectives for major nonrecurring and non-operating expense and income items based on the facts and circumstances involved. The committee did not exercise this discretion to adjust such performance results for the 2015 Annual Incentive Plan.

Financial Performance Metrics. As it had in previous years, the Compensation Committee set the executives’ 2015 annual incentive compensation award targets for financial performance by establishing a grid based on the Company’s revenue and operating income. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors.

The Compensation Committee established the grid metrics and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year. The committee designed the grid to encourage strong, focused performance by our executives. The 2015 grid provided a payout of 100% of target if the Company achieved its internal operating plan for operating income and revenue (revenue of approximately $5.72 billion and operating income of approximately $1.18 billion), with a maximum payout level of 150% of target if revenue and operating income grew by 5.1% and 7.6%, respectively, as compared to 2014. Within the grid, a higher rate of increase for one metric could counterbalance a lower rate of increase for the other metric. For 2015, the grid range for the revenue and operating income performance goals as well as the 2015 achievement are as follows:

	TARGET RANGE	RESULTS	ACHIEVEMENT (%)
Total Revenue	$5,612M-$5,892M	$5,806M	124%
Operating Income	$1,147M-$1,227M	$1,190M	110%
Overall Achievement			117%

Strategic Performance Objectives. Participants in the 2015 Annual Incentive Plan had 20% of their award opportunity tied to the achievement of strategic performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives. Performance levels of the objectives were designed to be achievable,

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COMPENSATION DISCUSSION AND ANALYSIS

but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the committee certified a payout equal to 121% of each named executive officer’s target allocated to the strategic performance objectives. The strategic performance objectives, their respective weightings, as well as the performance assessment for the 2015 Annual Incentive Plan awards are as follows:

2015 ANNUAL INCENTIVE PLAN STRATEGIC PERFORMANCE GOALS	2015 ACTUAL PERFORMANCE
Currency adjusted growth in revenue originating from westernunion.com and mobile money transfer services (weighting 10%)	Between threshold & target performance
Goals relating to expansion of the Company’s account payout network (aggregate weighting 10%)	Between target & maximum performance
Performance Level Achievement	121%

Individual and Business Unit Performance Objectives. As noted in the table on the previous page, other than for Mr. Ersek, 30% of the 2015 annual incentive awards was subject to the achievement of individual and/or business unit performance objectives. Weighting for each individual and business unit performance objective ranged from 10% to 40% of the bonus opportunity allocated to individual and/or business unit performance. To emphasize the importance of compliance and employee engagement throughout the organization, the individual performance objectives also included objectives relating to compliance initiatives and employee engagement, each weighted 10% of the individual and business unit component of the 2015 Annual Incentive Plan.

The following table summarizes the individual performance goals for each named executive officer (other than Mr. Ersek) under the 2015 Annual Incentive Plan, as approved by the Compensation Committee. In addition to the performance goals described below, each of these named executive officers were also subject to goals relating to compliance and employee engagement initiatives described above.

Rajesh K. Agrawal	Expense management and operating cash flows
Odilon Almeida	The Americas and Europe region revenue growth, profit growth, and profit margin growth
J. David Thompson	Expense management, consumer-to-consumer segment achievements, and customer satisfaction
Diane Scott	Expense management, and execution of marketing and pricing initiatives

The committee believes the performance objectives established for each of the named executive officers are indicators of the executive’s success in fulfilling the executive’s responsibilities to the Company and support the Company’s strategic operating plan. The committee also believes that including compliance and employee engagement in each of the named executive officer’s individual and business unit objectives reinforces compliance and employee engagement as priorities throughout the organization. The performance levels of the individual and business unit objectives were designed to be achievable, but required strong and consistent performance by the executive.

44	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the annual incentive payouts received by each named executive officer. For additional discussion, please see “–Compensation of Our Named Executive Officers” below.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	CORPORATE OBJECTIVES PAYOUT AT 117% OF TARGET ($000)	STRATEGIC OBJECTIVES PAYOUT AT 121% OF TARGET ($000)	INDIVIDUAL OBJECTIVES ACHIEVEMENT AS A % OF TARGET AND CORRESPONDING PAYOUT AMOUNT ($000)	FINAL BONUS ($000)	FINAL BONUS AS A % OF TARGET
Hikmet Ersek	150%	$1,500.0	$1,404.0	$363.0	N/A	$1,767.0	118%
Rajesh K. Agrawal	90%	$509.9	$298.3	$123.4	119% achievement = $182.0 payout	$603.7	118%
Odilon Almeida	90%	$550.8	$322.2	$133.3	119% achievement = $196.6 payout	$652.1	118%
J. David Thompson	90%	$486.0	$284.3	$117.6	84% achievement = $122.5 payout	$524.4	108%
Diane Scott	85%	$440.3	$257.6	$106.5	106% achievement = $140.0 payout	$504.1	115%

Long-Term Incentive Compensation

The Company’s long-term incentive program allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, restricted stock units, performance-based equity and performance-based cash awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants and the Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the Chief Executive Officer ratified by the independent directors of the Board. When making regular annual equity grants, the Compensation Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. Among other factors, the Compensation Committee considers dilution of the Company’s outstanding shares when making such grants.

Similar to the Annual Incentive Plan and subject to Section 162(m) of the Internal Revenue Code, when the financial performance objectives were established for the annual long-term incentive awards described below, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, restructuring, and other significant charges not included in the Company’s internal financial plans should be excluded from the payout calculations. Accordingly, the Paymap Charge was excluded from the calculations for the 2014 and 2015 long-term incentive plan awards.

2015 Annual Long-Term Incentive Awards. The Compensation Committee’s objectives for the 2015 long-term incentive awards were to:

●	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation through the use of stock options;
●	Increase cross-functional executive focus in the coming years on key performance metrics through Financial PSUs;
●	Amplify executive focus on stockholder returns through TSR PSUs; and
●	Retain the services of executives through multi-year vesting provisions.

In early 2015, the Compensation Committee granted the Chief Executive Officer and the Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan. For 2015, no changes were made to any named executive officer's long-term incentive award target from the previous year. The 2015 awards consisted of 80% PSUs (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options. The committee believed that the mix of Financial PSUs, TSR PSUs and stock options was appropriate because these forms of awards combined represented a balanced reflection of stockholder returns and financial performance. The PSUs are described in greater detail below. The stock options vest in 25% annual increments over four years and have a 10-year term. In addition, as discussed in “—Compensation of Our Named Executive Officers” below, Mr. Thompson received a time-based restricted stock unit grant in 2015 for retention purposes.

Financial PSUs. The 2015 Financial PSU awards will vest if and only to the extent that specific performance goals for revenue and operating income are met during the performance period. To motivate constant improvement over prior year results, the performance objectives under the 2015 Financial PSUs design are based on targeted constant currency compound annual growth rates (“CAGR”) for revenue and operating income. At the beginning of the performance period, the committee established revenue and operating income CAGR goals for each year of the performance period, with each year weighted equally in the determination of the

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COMPENSATION DISCUSSION AND ANALYSIS

award payout. Under the terms of the awards, as much as 150% of the targeted Financial PSUs may be earned based on the Company’s performance with respect to the revenue and operating income performance objectives. In order to receive a threshold payout under the award, the three-year CAGR for both revenue and operating income must be positive.

The performance objectives for payment of the 2015 Financial PSU awards and their respective weightings are:

●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2015 actual performance against 2014 actual performance (weighting 33-1/3%);
●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2016 actual performance against 2015 actual performance (weighting 33-1/3%); and
●	Targeted CAGR for revenue and operating income (each weighted 50%), comparing 2017 actual performance against 2016 actual performance (weighting 33-1/3%).

In order to achieve target performance for the first year of the three-year performance period, the Company had to achieve constant currency revenue and operating income growth of 2.1% and 3.6%, respectively, as compared to 2014 actual performance. Based on 2015 performance, the Company achieved revenue and operating income of approximately $5.8 billion and $1.2 billion, respectively, resulting in blended achievement with respect to the first year of the three-year performance period of 117% of target. This portion of the award remains subject to the requirement for a three-year positive CAGR in both revenue and operating income, as well as the participant’s continued service through February 19, 2018.

The following table sets forth each named executive officer’s threshold, target and maximum award opportunity with respect to the 2015 Financial PSUs:

	2015 FINANCIAL PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	91,790	183,580	275,370
Rajesh K. Agrawal	22,948	45,895	68,843
Odilon Almeida	18,358	36,716	55,074
J. David Thompson	18,358	36,716	55,074
Diane Scott	16,829	33,657	50,486

TSR PSUs. In 2015, the Company continued to use a standalone TSR PSU award in order to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR resulting in maximum payout. This portion of the award is also subject to the participant’s continued service through February 19, 2018.

The following table sets forth each named executive officer’s threshold, target and maximum award opportunities with respect to the 2015 TSR PSUs:

	2015 TSR PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	35,068	70,135	105,203
Rajesh K. Agrawal	8,767	17,534	26,301
Odilon Almeida	7,014	14,027	21,041
J. David Thompson	7,014	14,027	21,041
Diane Scott	6,429	12,858	19,287

2014 Performance-Based Restricted Stock Unit Awards. During 2015, the 2014 Financial PSU and TSR PSU awards remained outstanding, each of which has a similar design to the 2015 Financial PSU and TSR PSU awards. Accordingly, the 2014 TSR PSU awards will be settled at the end of the 2014-2016 performance period based on the Company’s TSR performance relative to the S&P 500 Index. For the 2014 Financial PSU awards, in order to achieve target performance for the second year of the three-year performance period, the Company had to achieve constant currency revenue and operating income growth of 4.6% and 5.6%, respectively, as compared to 2014 actual performance. Based on 2015 performance, the Company achieved revenues and operating income of approximately $5.8 billion and $1.2 billion, respectively, resulting in a blended achievement with respect to the first and second years of the three-year performance period of 95% of target. This portion of the award remains subject to the requirement for a three-year positive CAGR in both revenue and operating income, as well as the participant’s continued service through February 20, 2017.

46	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

2013 Performance-Based Restricted Stock Unit Awards. Under the terms of the 2013 PSUs, 2015 represented the final year of the 3-year TSR performance period. The 2013 PSUs vested based on the extent that specific performance goals for revenues and operating income were met during the 2013 and 2014 performance periods and the Company’s TSR performance over the 2013-2015 performance period. The financial and TSR objectives for the 2013 PSUs and the achievement level are set forth in the table below. These awards fully vested on February 20, 2016.

PERFORMANCE OBJECTIVES	2013 PSU PERFORMANCE GOALS (PERFORMANCE PERIOD 2013-2015)	ACTUAL PERFORMANCE
2013 revenue and operating income (each weighted 50%), measured against the Company’s 2013 strategic operating plan (weighting 50%)	2013 Revenue: $5.6 billion 2013 Operating Income: $1.1 billion	2013 Revenue: $5,618M = 99.5% achievement 2013 Operating Income: $1,149M = 100.1% achievement
Targeted annual constant currency growth rate for revenue and operating income (each weighted 50%), comparing 2014 actual performance against 2013 actual performance (weighting 50%)	Revenue growth rate: 4.8% Operating Income growth rate: 14.3%	Revenue growth rate: 4.0% = 91% achievement Operating Income growth rate: 6.7% = 25% achievement
Overall Attainment Level Prior to TSR Modifier 71%

The 2013 PSUs included a relative TSR performance measure that could increase or decrease the payout of the award by up to 33% based on the Company’s TSR performance relative to the TSR of the S&P 500 Index over the 2013-2015 performance period. No adjustment would be made to the award payout level if the Company’s TSR performance was between the 40th and 60th percentile of the TSR performance of the S&P 500 Index over the 2013-2015 performance period. The 2013 PSUs also included a maximum payout of

200% of the targeted awards based on achieving maximum revenue and operating income performance objectives and relative TSR performance in the top quartile of the S&P 500 Index. The Company’s TSR performance for the 2013-2015 performance period was at the 47th percentile of S&P 500 Index companies1 resulting in no adjustment to the overall attainment level of 71% for the 2013 performance-based restricted stock unit awards.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our United States-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan	✓	✓	✓
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)	✓	✓
Severance and Change-in-Control Benefits (Double-Trigger)	✓	✓
Health and Welfare Benefits	✓	✓	✓
Limited Perquisites	✓	✓

Severance and Change-in-Control Benefits. Western Union has an executive severance policy for our executive officers. The policy helps accomplish Western Union’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good

____________________

[1]	Relative TSR performance for purposes of the 2013 PSUs was calculated based on the terms of the 2013 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2012 and an ending stock price calculated as the average company closing stock price for the trading days during December 2015. In determining the TSR for the companies in the S&P 500 Index, the companies comprising the Index on December 31, 2015 were used.

2016 Proxy Statement	|	47

COMPENSATION DISCUSSION AND ANALYSIS

reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under the policy are conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants and a release of claims against the Company. In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executives of the Company after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments. In connection with her March 2016 separation from the Company, Ms. Scott became eligible to receive severance benefits under the terms of the Executive Severance Policy.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy, including the amounts received by Ms. Scott in connection with her departure, and the treatment of awards upon qualifying termination events or a change-in-control.

Retirement Savings Plans. Western Union executives on United States payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a non-qualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2015 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding Western Union’s retirement savings plans.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. Each of our named executive officers participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Western Union employees in the individual market in which they are located. In addition, in 2015 the Company provided the benefits and perquisites as described in the 2015 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement.

The Company provided its named executive officers with competitive perquisites and other personal benefits that are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the Compensation Committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Employment Agreements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and Chief Executive Officer. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements are consistent with those for similarly situated executives in Austria. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of Mr. Ersek’s employment agreement.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Western Union stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the named executive officers to own Company Common Stock worth a multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of restricted stock and restricted stock units and at least 50% of the shares acquired upon exercise of stock options after the payment of the exercise price, broker fees, and related tax withholding obligations. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of March 14, 2016. Each continuing named executive officer has met, or is progressing towards meeting, his respective ownership guideline.

48	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE	GUIDELINE	STATUS
Hikmet Ersek	6x salary	Meets guideline
Rajesh K. Agrawal	2x salary	Meets guideline
Odilon Almeida	2x salary	Must hold 50% of after-tax shares until guideline is met
J. David Thompson	2x salary	Meets guideline

WHAT COUNTS TOWARD		WHAT DOES NOT COUNT
THE GUIDELINE		TOWARD THE GUIDELINE
✓	Western Union securities owned personally	✗	Unexercised stock options
✓	Shares held in any Western Union benefit plan	✗	PSUs
✓	After-tax value of time-based restricted stock and restricted stock units

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policy

The Board of Directors adopted a clawback policy in 2009. Under the policy, the Company may, in the Board’s discretion and subject to applicable law, recover incentive compensation paid to an executive officer of the Company (defined as an individual subject to Section 16 of the Exchange Act, at the time the incentive compensation was received by or paid to the officer) if the compensation resulted from any financial result or performance metric impacted by the executive officer’s misconduct or fraud. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Tax Implications of Executive Compensation Program

Under Section 162(m) of the Internal Revenue Code, named executive officer (other than the Chief Financial Officer) compensation over $1 million for any year is generally not deductible for United States income tax purposes. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company’s compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Hikmet Ersek
President and Chief Executive Officer

Mr. Ersek’s 2015 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to the other named executive officers because the Compensation

Committee believes that the Chief Executive Officer’s leadership is one of the key drivers of the Company’s success, and that a greater percentage of the Chief Executive Officer’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Consultant supported this practice as well. Accordingly, at target-level performance for 2015, Mr. Ersek’s annual compensation was weighted 12% base salary, 17% annual incentive award, and 71% long-term incentive award. Approximately 88% of Mr. Ersek’s 2015 targeted total annual compensation varies based on the Company’s performance.

2016 Proxy Statement	|	49

COMPENSATION DISCUSSION AND ANALYSIS

In February 2015, the Compensation Committee set Mr. Ersek’s 2015 compensation levels, including his annual and long-term incentive award targets, as discussed below. Mr. Ersek’s compensation as Chief Executive Officer is set higher relative to the other named executive officers. The Compensation Committee considers this to be appropriate, based on market data provided by the Compensation Consultant, and because his level of pay reflects his ultimate responsibility to oversee the performance of the Company.

●	Base Salary. For 2015, no changes were made to Mr. Ersek’s annual base salary. Accordingly, Mr. Ersek’s annual base salary remained at $1,000,000.
●	Annual Incentive Plan Target and Payout Level. For 2015, no changes were made to Mr. Ersek’s Annual Incentive Plan target of $1,500,000. The maximum Annual Incentive Plan award that Mr. Ersek could have earned during 2015 was 150% of Mr. Ersek’s target, or $2,250,000. The Compensation Committee determined that it was appropriate to base Mr. Ersek’s award opportunity under the Annual Incentive Plan on Company financial and strategic performance objectives and did not include individual measures. Mr. Ersek’s 2015 Annual Incentive Plan award payout was $1,767,000, reflecting a blended payout of 118% of target based on the Company’s level of achievement of the corporate and strategic performance goals.

●	Long-Term Incentive Award. For 2015, no changes were made to Mr. Ersek’s long-term incentive award target. Accordingly, Mr. Ersek’s 2015 long-term incentive award target remained at $6,000,000.

Rajesh K. Agrawal
Executive Vice President and Chief Financial Officer

In February 2015, the Compensation Committee set Mr. Agrawal’s 2015 compensation levels after considering the input of the Compensation Consultant and market data.

●	Base Salary. For 2015, Mr. Agrawal’s base salary was increased from $550,000 to $566,500.
●	Annual Incentive Plan Target and Payout Level. Mr. Agrawal’s 2015 annual incentive target was increased from $495,000 to $509,850, as a result of Mr. Agrawal’s 2015 base salary increase. The maximum Annual Incentive Plan award that Mr. Agrawal could have earned during 2015 was 150% of Mr. Agrawal’s target, or $764,775. Mr. Agrawal’s 2015 Annual Incentive Plan award payout was $603,663, reflecting a blended payout of 118% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Agrawal’s achievement of his individual performance goals.

●	Long-Term Incentive Award. For 2015, no changes were made to Mr. Agrawal’s long-term incentive award target. Accordingly, Mr. Agrawal’s 2015 long-term incentive award target remained at $1,500,000.
Odilon Almeida
Executive Vice President and President, Americas and European Union

In February 2015, the Compensation Committee set Mr. Almeida’s 2015 compensation levels after considering the input of the Compensation Consultant and market data.

●	Base Salary. For 2015, Mr. Almeida’s base salary was increased from $600,000 to $612,000.
●	Annual Incentive Plan Target and Payout Level. Mr. Almeida’s annual incentive target was increased from $540,000 to $550,800, as a result of Mr. Almeida’s 2015 base salary increase. The maximum Annual Incentive Plan award that Mr. Almeida could have earned during 2015 was 150% of Mr. Almeida’s target, or $826,200. Mr. Almeida’s 2015 Annual Incentive Plan award payout was $652,148, reflecting a blended payout of 118% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Almeida’s achievement of his individual/business unit performance goals.

●	Long-Term Incentive Award. For 2015, no changes were made to Mr. Almeida's long-term incentive award target. Accordingly, Mr. Almeida's 2015 long-term incentive award target remained at $1,200,000.

J. David Thompson
Executive Vice President, Global Operations and Chief Information Officer

In February 2015, the Compensation Committee set Mr. Thompson’s 2015 compensation levels after considering the input of the Compensation Consultant and market data.

●	Base Salary. For 2015, Mr. Thompson’s annual base salary was increased from $500,000 to $540,000.
●	Annual Incentive Plan Target and Payout Level. Mr. Thompson’s annual incentive target was increased from $450,000 to $486,000, as a result of Mr. Thompson’s 2015 base salary increase. The maximum Annual Incentive Plan award that Mr. Thompson could have earned during 2015 was 150% of Mr. Thompson’s target, or $729,000. Mr. Thompson’s 2015 Annual Incentive Plan award payout was $524,394, reflecting a blended payout of 108% of target based on the Company’s achievement of the corporate and strategic performance goals and Mr. Thompson’s achievement of his individual/business unit performance goals.

●	Long-Term Incentive Award. For 2015, no changes were made to Mr. Thompson’s long-term incentive award target. Accordingly, Mr. Thompson’s long-term incentive award target remained at $1,200,000.

50	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

●	Retention Awards. In early 2015, the committee awarded Mr. Thompson a restricted stock unit award with a grant value of $300,000 for retention purposes. This restricted stock unit award is scheduled to vest in three equal installments on February 20, 2016, 2017 and 2018, respectively, subject to Mr. Thompson’s continued employment through each vesting date.

Diane Scott
Former Executive Vice President, Chief Marketing Officer

In February 2015, the Compensation Committee set Ms. Scott’s 2015 compensation levels after considering the input of the Compensation Consultant and market data.

●	Base Salary. For 2015, Ms. Scott’s annual base salary was increased from $500,000 to $518,000.
●	Annual Incentive Plan Target and Payout Level. Ms. Scott’s annual incentive target was increased from $425,000 to $440,300, as a result of Ms. Scott’s 2015 base salary increase. The maximum Annual Incentive Plan award that Ms. Scott could have earned during 2015 was 150% of Ms. Scott’s target, or $660,450. Ms. Scott’s 2015 Annual Incentive Plan award payout was $504,144, reflecting a blended payout of 115% of target based on the Company’s achievement of the corporate and strategic performance goals and Ms. Scott’s achievement of her individual/ business unit performance goals.

●	Long-Term Incentive Award. For 2015, no changes were made to Ms. Scott’s long-term incentive award target. Accordingly, Ms. Scott’s long-term incentive award target remained at $1,100,000.

2016 Proxy Statement	|	51

EXECUTIVE COMPENSATION

The following table contains compensation information for our named executive officers for the last three fiscal years.

2015 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(3)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)
Hikmet Ersek(5) President and Chief Executive Officer	2015	1,000.0	—	4,480.6	1,200.0	1,767.0	—	122.2	8,569.8
	2014	1,000.0	115.0	4,478.1	1,200.0	1,314.8	—	133.9	8,241.8
	2013	1,000.0	—	4,375.0	2,000.0	1,260.0	—	140.9	8,775.9
Rajesh K. Agrawal EVP and Chief Financial Officer	2015	563.8	—	1,120.1	300.0	603.7	—	46.9	2,634.5
	2014	472.0	93.4	1,435.6	260.0	442.4	—	674.8	3,378.2
	2013	405.0	—	972.3	429.0	324.0	—	1,230.2	3,360.5
Odilon Almeida EVP, President, Americas and European Union	2015	610.0	—	896.1	240.0	652.1	—	52.1	2,450.3
	2014	600.0	193.2	1,312.6	240.0	507.6	—	185.5	3,038.9
	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
J. David Thompson EVP, Global Operations and Chief Information Officer	2015	533.3	—	1,178.4	240.0	524.4	—	55.9	2,532.0
	2014	500.0	9.0	1,118.0	240.0	459.0	—	50.4	2,376.4
	2013	500.0	—	916.5	396.0	360.0	—	61.4	2,233.9
Diane Scott Former EVP, Chief Marketing Officer	2015	515.0	—	821.5	220.0	504.1	—	30.4	2,091.0
	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions, salary adjustments are effective as of March of each reporting year.

(2)	The amounts reported in these columns for 2015 represent the annual equity grants to the named executive officers under the Long-Term Incentive Plan and a time-based restricted stock unit award granted to Mr. Thompson as a retention grant. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the performance-based restricted stock units granted during 2015 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the Financial PSUs, the maximum value of the 2015 Financial PSUs would be as follows: Mr. Ersek—$4,920,862; Mr. Agrawal—$1,230,215; Mr. Almeida—$984,172; Mr. Thompson—$984,172; and Ms. Scott—$902,176. Under FASB ASC Topic 718, the vesting condition related to the TSR PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition. See Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2015, 2014, and 2013, respectively, for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)	For 2015, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.

(4)	Amounts included in this column for 2015 are set forth by category in the 2015 All Other Compensation Table below.

(5)	For 2015, Mr. Ersek’s salary is denominated in United States dollars but is paid to or on behalf of Mr. Ersek in euros, based on a conversion rate that was determined each calendar quarter. Contributions made to the Austrian retirement plan on behalf of Mr. Ersek are denominated in euros and converted to United States dollars for disclosure in the proxy. The conversion rates 0.80257, 0.95284, 0.88771, and 0.88246 were applied for quarters one, two, three and four, respectively.

52	|	The Western Union Company

EXECUTIVE COMPENSATION

2015 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(2)	INSURANCE PREMIUMS ($000)	TOTAL ($000)
Hikmet Ersek	23.3	1.1	75.8	22.0	122.2
Rajesh K. Agrawal	4.5	0.2	40.8	1.4	46.9
Odilon Almeida	4.1	0.1	46.4	1.5	52.1
J. David Thompson	1.7	0.1	40.0	14.1	55.9
Diane Scott	5.5	0.4	23.7	0.8	30.4

Footnotes:

(1)	Amounts in this column for Mr. Ersek include the incremental cost or valuation of executive security costs, personal jet usage, car service/ allowances, sporting event tickets and family visa services.

(2)	Amounts shown in this column represent contributions made by the Company on behalf of each of the named executive officers, except for Mr. Ersek, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, and contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG.

The following table summarizes awards made to our named executive officers in 2015.

2015 GRANTS OF PLAN-BASED AWARDS TABLE

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(4)
NAME	GRANT DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Hikmet Ersek		1,500.0	2,250.0
	3/16/2015			91,790(5)	183,580(5)	275,370(5)				3,280.6
	2/19/2015			35,068(6)	70,135(6)	105,203(6)				1,200.0
	2/19/2015							336,135	$19.27	1,200.0
Rajesh K. Agrawal		509.9	764.8
	3/16/2015			22,948(5)	45,895(5)	68,843(5)				820.1
	2/19/2015			8,767(6)	17,534(6)	26,301(6)				300.0
	2/19/2015							84,034	$19.27	300.0

2016 Proxy Statement	|	53

EXECUTIVE COMPENSATION

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(4)
NAME	GRANT DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Odilon Almeida		550.8	826.2
	3/16/2015			18,358(5)	36,716(5)	55,074(5)				656.1
	2/19/2015			7,014(6)	14,027(6)	21,041(6)				240.0
	2/19/2015							67,227	$19.27	240.0
J. David Thompson		486.0	729.0
	3/16/2015			18,358(5)	36,716(5)	55,074(5)				656.1
	2/19/2015			7,014(6)	14,027(6)	21,041(6)				240.0
	2/19/2015							67,227	$19.27	240.0
	3/16/2015						15,299			282.3
Diane Scott		440.3	660.5
	3/16/2015(7)			16,829(5)	33,657(5)	50,486(5)				601.5
	2/19/2015(7)			6,429(6)	12,858(6)	19,287(6)				220.0
	2/19/2015(7)							61,625	$19.27	220.0

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2015 under the Annual Incentive Plan. The amount actually paid to each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2015 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

(2)	This amount represents restricted stock units granted under the Long-Term Incentive Plan to Mr. Thompson as a retention grant. This award vests in three equal installments. The first installment vested on February 20, 2016 and the remaining installments will vest on February 20, 2017 and 2018, respectively; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy. Please see “Compensation Discussion and Analysis” for further information regarding this restricted stock unit grant.

(3)	These amounts represent stock options granted under the Long-Term Incentive Plan. For actively employed executives, these options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(4)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance-based restricted stock units, are based upon the probable outcome of the applicable performance conditions. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating the amounts.

(5)	These amounts represent the threshold, target and maximum Financial PSUs granted under the Long-Term Incentive Plan. For actively employed executives, these Financial PSUs are scheduled to vest on February 19, 2018, subject to the achievement of threshold revenue and operating income performance goals. See “Executive Compensation-Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding this award.

(6)	These amounts represent the threshold, target and maximum TSR PSUs granted under the Long-Term Incentive Plan. The TSR PSUs are scheduled to vest on February 19, 2018 based on the Company’s relative TSR performance versus the S&P 500 Index over a three-year performance period. See “Executive Compensation-Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding this award.

(7)	In accordance with the Executive Severance Policy, the unvested Long-Term Incentive Plan awards granted to Ms. Scott vested on a prorated basis on her March 15, 2016 termination date, based on the period from the respective grant dates to Ms. Scott’s termination date, and with the prorated payout of the Financial PSUs and TSR PSUs to be based on actual Company performance during the applicable performance periods as determined by the Compensation Committee.

54	|	The Western Union Company

EXECUTIVE COMPENSATION

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT ARRANGEMENTS

As noted in the Compensation Discussion and Analysis, the Company generally executes a written offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will determine the benefits to be received by senior executives, including our named executive officers, upon termination of employment from Western Union. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

As noted in the Compensation Discussion and Analysis, under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2015, Mr. Ersek was party to an employment agreement pursuant to which Mr. Ersek agreed to serve as the Company’s President and Chief Executive Officer. The terms of Mr. Ersek’s employment agreement provide for (i) eligibility to participate in the Annual Incentive Plan and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria. Mr. Ersek’s employment agreement also includes non-competition, non-solicitation, and confidentiality provisions.

AWARDS

In 2015, the Compensation Committee granted the Chief Executive Officer and the Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan, consisting of 20% stock option awards, 60% as Financial PSUs (incorporating both revenue and operating income growth) and 20% as TSR PSUs. During 2015, the Compensation Committee also granted a time-based restricted stock unit award to Mr. Thompson for retention purposes. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2015 long-term incentive awards and Mr. Thompson’s retention grant, including the performance metrics applicable to the 2015 performance-based restricted stock units.

At its February 2015 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2015 plan year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 150% of target based on the achievement of corporate financial, strategic and individual/ business unit goals, except for Mr. Ersek whose cash award is payable based entirely on the achievement of corporate financial and strategic goals. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward the variable elements, which include annual incentive compensation and long-term incentive compensation, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our named executive officers substantial alignment with stockholders, while also permitting the committee to incentivize the named executive officers to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

2016 Proxy Statement	|	55

EXECUTIVE COMPENSATION

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers on December 31, 2015.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(2)
Hikmet Ersek	—	336,135(3)	19.27	2/19/2025	11,163(8)	199.9	275,370(15)	4,931.9
	75,949	227,849(4)	15.99	2/20/2024	202,858(14)	3,633.2	70,135(16)	1,256.1
	312,500	312,500(5)	14.00	2/20/2023			225,141(17)	4,032.3
	300,607	100,203(6)	17.86	2/23/2022			95,771(18)	1,715.3
	233,859		21.00	2/24/2021
	230,628		17.45	9/1/2020
	212,508		16.00	2/24/2020
	10,000		22.14	2/21/2017
	276,127		19.13	9/29/2016
Rajesh K. Agrawal	—	84,034(3)	19.27	2/19/2025	44,173(14)	791.1	68,843(15)	1,233.0
	16,455	49,368(4)	15.99	2/20/2024	21,702(10)	388.7	17,534(16)	314.0
	67,031	67,032(5)	14.00	2/20/2023	3,014(8)	54.0	48,781(17)	873.7
	65,132	21,711(6)	17.86	2/23/2022			20,751(18)	371.7
	24,796		16.49	9/15/2021
	16,895		21.00	2/24/2021
	24,553		16.00	2/24/2020
	21,950		11.86	2/17/2019
	32,925		20.99	2/21/2018
	21,612		22.55	2/7/2017
	9,263		19.13	9/29/2016
	87,820		20.87	6/12/2016

56	|	The Western Union Company

EXECUTIVE COMPENSATION

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(2)
Odilon Almeida	—	67,227(3)	19.27	2/19/2025	25,484(14)	456.4	55,074(15)	986.4
	15,190	45,570(4)	15.99	2/20/2024	20,821(11)	372.9	14,027(16)	251.2
	19,336	38,672(5)	14.00	2/20/2023	3,851(8)	69.0	45,029(17)	806.5
	12,525	4,176(6)	17.86	2/23/2022	17,124(12)	306.7	19,155(18)	343.1
	10,560		21.00	2/24/2021
	15,000		16.00	2/24/2020
	31,500		20.99	2/21/2018
	18,525		19.13	9/29/2016
	21,955		20.10	2/13/2016
J. David Thompson	—	67,227(3)	19.27	2/19/2025	15,299(9)	274.0	55,074(15)	986.4
	15,190	45,570(4)	15.99	2/20/2024	40,775(14)	730.3	14,027(16)	251.2
	37,160	61,875(5)	14.00	2/20/2023	11,091(13)	198.6	45,029(17)	806.5
	—	16,976(7)	18.29	4/26/2022	3,349(8)	60.0	19,155(18)	343.1
Diane Scott	—	61,625(3)	19.27	2/19/2025	37,377(14)	669.4	50,486(15)	904.2
	13,924	41,773(4)	15.99	2/20/2024	3,163(8)	56.6	12,858(16)	230.3
	—	56,719(5)	14.00	2/20/2023			41,276(17)	739.3
	—	16,701(6)	17.86	2/23/2022			17,558(18)	314.5

Footnotes:

(1)	Grants prior to September 29, 2006 represent option awards granted to the named executive officer under the 2002 First Data Corporation Long Term Incentive Plan that were replaced with substitute Western Union options that were adjusted to preserve the pre-conversion intrinsic value of the First Data Corporation options. A portion of the substitute options vested through the normal passage of time. The remainder of these substitute options became fully vested in September 2007 upon consummation of a change-in-control of First Data Corporation.

(2)	The market value of shares or units of stock that have not vested reflects the closing stock price of $17.91 per share, on December 31, 2015.
(3)	These options were awarded on February 19, 2015, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(4)	These options were awarded on February 20, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(5)	These options were awarded on February 20, 2013, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(6)	These options vested on February 23, 2016.
(7)	These options were awarded on April 26, 2012, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

2016 Proxy Statement	|	57

EXECUTIVE COMPENSATION

(8)	Represents restricted stock units that were granted under the 2013 Annual Incentive Plan based on the achievement of performance-based conditions during 2013. These restricted stock units vested on February 20, 2016.

(9)	Represents restricted stock units that were awarded on March 16, 2015 under the Long-Term Incentive Plan. This award vests in three equal installments. The first installment of these restricted stock units vested on February 20, 2016 and remaining installments will vest on February 20, 2017 and 2018; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(10)	Represents restricted stock units that were awarded on July 15, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(11)	Represents restricted stock units that were awarded on March 28, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(12)	These restricted stock units vested on February 7, 2016.

(13)	Represents restricted stock units that were awarded on March 17, 2014, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(14)	Represents performance-based restricted stock units that vested on February 20, 2016 based on the Company’s revenue and operating income performance during the 2013-2014 performance period and the Company’s TSR performance relative to the S&P 500 Index over the 2013-2015 performance period.

(15)	Represents performance-based restricted stock units that are scheduled to vest on February 19, 2018 based on the Company’s revenue and operating income performance during 2015, 2016 and 2017; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving the maximum performance goals.

(16)	Represents performance-based restricted stock units that are scheduled to vest on February 19, 2018 based on the Company’s TSR performance relative to the S&P 500 Index over the 2015-2017 performance period; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels.

(17)	Represents performance-based restricted stock units that are scheduled to vest on February 20, 2017 based on the Company’s revenue and operating income performance during 2014, 2015 and 2016; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving the target performance goals.

(18)	Represents performance-based restricted stock units that are scheduled to vest on February 20, 2017 based on the Company’s TSR performance relative to the S&P 500 Index over the 2014-2016 performance period; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels.

58	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table provides information concerning each exercise of stock options and each vesting of stock during 2015 for each of the named executive officers.

2015 OPTION EXERCISES AND STOCK VESTED TABLE

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF		NUMBER OF
	SHARES	VALUE	SHARES	VALUE
	ACQUIRED ON	REALIZED	ACQUIRED ON	REALIZED
	EXERCISE	ON EXERCISE	VESTING	ON VESTING
NAME	(#)	($)	(#)	($)
Hikmet Ersek	230,515	1,379,503	34,046	656,928
Rajesh K. Agrawal	—	—	16,817	322,054
Odilon Almeida	—	—	17,970	349,563
J. David Thompson	75,641	168,708	45,642	925,142
Diane Scott	214,375	848,921	7,733	149,259

The following table provides information regarding compensation that has been deferred by our named executive officers pursuant to the terms of our Supplemental Incentive Savings Plan.

2015 NONQUALIFIED DEFERRED COMPENSATION TABLE

					AGGREGATE
	EXECUTIVE	REGISTRANT	AGGREGATE	AGGREGATE	BALANCE
	CONTRIBUTIONS	CONTRIBUTIONS	EARNINGS	WITHDRAWALS/	AT LAST
	IN LAST FY	IN LAST FY	IN LAST FY	DISTRIBUTIONS	FYE
NAME	($000)(1)	($000)(2)	($000)	($000)	($000)(3)
Hikmet Ersek	—	—	—	—	—
Rajesh K. Agrawal	51.0	30.2	5.5	—	496.9
Odilon Almeida	58.1	35.8	(2.2)	—	255.9
J. David Thompson	80.1	29.5	(2.3)	—	336.0
Diane Scott	15.5	13.1	0.5	—	241.1

Footnotes:

(1)	These amounts represent deferrals of the named executive officer’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2015 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2015 Summary Compensation Table.

(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2014 or 2013 (in $000s): Mr. Agrawal—$108.1, Mr. Almeida—$97.2 and Mr. Thompson—$170.6.

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our named executive officers other than Mr. Ersek. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2015, each participating named executive officer was eligible to receive a Company contribution equal to 4% of his eligible compensation. During 2015, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria.

2016 Proxy Statement	|	59

EXECUTIVE COMPENSATION

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan (the “SISP”) for certain of our employees on United States payroll, including each of our named executive officers other than Mr. Ersek. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

We maintain an Executive Severance Policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union and upon a change-in-control of Western Union. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

●	Acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

●	An unapproved change in a majority of the Board members within a 24-month period; and
●	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2015:

●	Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”), multiplied by 1.5 (multiplied by two in the case of the Chief Executive Officer and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control). Effective for senior executives hired on and after February 24, 2011, a senior executive employed by the Company for 12 months or less was entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by 1.5 (multiplied by two in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control).

60	|	The Western Union Company

EXECUTIVE COMPENSATION

●	A cash payment equal to the lesser of the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs or the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

●	Provided that the senior executive properly elects continued health care coverage under applicable law, a lump sum payment equal to the difference between active employee premiums and continuation coverage premiums for 18 months of coverage.

●	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.
●	All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause, or terminates for good reason, within 24 months following a change-in-control. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

●	If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period from the grant date to the termination date and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the stock options’ original terms.

●	With respect to all executives other than the Chief Executive Officer, any benefits triggered by a change- in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

●	For individuals who were senior executives on or before April 30, 2009 (including our Chief Executive Officer), if benefits payable after a change-in-control exceed 110%

of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. (If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax.) Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

Ms. Scott separated from the Company on March 15, 2016. In connection with Ms. Scott’s departure, she became eligible to receive separation benefits pursuant to the Executive Severance Policy. Pursuant to the policy and in exchange for Ms. Scott signing a general release of claims in favor of the Company, Ms. Scott will receive separation pay in an aggregate amount equal to approximately $1,437,450, to be paid out over an 18-month period. In addition, Ms. Scott was eligible to receive (i) a lump sum payment equal to the difference between active employee healthcare premiums and healthcare continuation coverage premiums ($14,593), (ii) prorated vesting of PSUs representing 56,568 PSUs at target, with actual payout determined based upon Company performance during the performance period and prorated for the period from the respective grant dates to Ms. Scott’s termination date (estimated value of $1,045,377, based on the Company’s closing stock price as of March 15, 2016), (iii) prorated vesting of 48,472 stock options, prorated for the period from the respective grant dates to Ms. Scott’s termination date (estimated value of $133,146, based on the difference between the option exercise prices and the Company’s closing stock price as of March 15, 2016), (iv) prorated 2016 target bonus, based on the greater of target and actual performance (estimated to be $90,225, assuming target), and (v) outplacement assistance for a maximum of 12 months (estimated to be $35,000).

For the continuing named executive officers, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2015.

2016 Proxy Statement	|	61

EXECUTIVE COMPENSATION

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)
			LONG-TERM INCENTIVES(5)
		WELFARE	STOCK
	SEVERANCE	BENEFITS	OPTIONS	PSUs	RSUs	GROSS-UP	TOTAL
NAME	($000)(2)	($000)(3)	($000)	($000)	($000)	($000)(4)	($000)
Hikmet Ersek	6,500.0	33.0	1,664.4	13,638.1	200.0	10,867.1	32,902.6
Rajesh K. Agrawal	2,662.6	22.3	358.0	3,116.9	442.7	—	6,602.5
Odilon Almeida	2,876.4	22.4	238.9	2,457.5	748.5	—	6,343.7
J. David Thompson	2,538.0	22.3	329.4	2,731.3	532.7	—	6,153.7

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE
			LONG-TERM INCENTIVES(5)
		WELFARE	STOCK
	SEVERANCE	BENEFITS	OPTIONS	PSUs	RSUs	TOTAL
NAME	($000)(2)	($000)(3)	($000)	($000)	($000)	($000)
Hikmet Ersek	6,500.0	33.0	1,081.3	6,724.9	186.0	14,525.2
Rajesh K. Agrawal	2,124.4	22.3	232.4	1,460.8	192.3	4,032.2
Odilon Almeida	2,295.0	22.4	148.9	1,087.4	524.3	4,078.0
J. David Thompson	2,025.0	22.3	213.5	1,348.5	288.9	3,898.2

DEATH OR DISABILITY
			LONG-TERM INCENTIVES(5)
		WELFARE	STOCK
	SEVERANCE	BENEFITS	OPTIONS	PSUs	RSUs	TOTAL
NAME	($000)(2)	($000)(3)	($000)	($000)	($000)	($000)
Hikmet Ersek	—	—	1,664.4	13,638.1	200.0	15,502.5
Rajesh K. Agrawal	—	—	358.0	3,116.9	442.7	3,917.6
Odilon Almeida	—	—	238.9	2,457.5	748.5	3,444.9
J. David Thompson	—	—	329.4	2,731.3	532.7	3,593.4

RETIREMENT(6)
			LONG-TERM INCENTIVES(5)
		WELFARE	STOCK
	SEVERANCE	BENEFITS	OPTIONS	PSUs	RSUs	TOTAL
NAME	($000)(2)	($000)(3)	($000)	($000)	($000)	($000)
Hikmet Ersek	—	—	1,081.3	8,087.6	186.0	9,354.9

Footnotes:

(1)	Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for good reason within 24 months after the date of the change-in-control.

(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to the named executive officer’s target bonus for 2015 plus 1.5 times (two times in the case of the Chief Executive Officer and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the named executive officer’s base salary and target bonus.

(3)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the named executive officer’s actual health premiums and COBRA health premiums (if applicable) as of December 31, 2015 and (ii) 18, the number of months of continuing COBRA coverage.

62	|	The Western Union Company

EXECUTIVE COMPENSATION

(4)	Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 40% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $17.91 per share on December 31, 2015. As noted above, the Executive Severance Policy prohibits the Company from providing change-in-control tax gross-ups to individuals promoted or hired after April 2009. Accordingly, Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

(5)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares (determined by multiplying the closing stock price of $17.91 per share on December 31, 2015 by the number of unvested restricted stock units or, in the case of PSUs, by the number of shares to be awarded based on the projected achievement of the applicable performance objectives as of December 31, 2015, that would vest upon a qualifying termination, death or disability). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $17.91 per share on December 31, 2015 and (ii) the number of unvested option shares that would vest following a qualifying termination, death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

	UNVESTED	UNVESTED	PERFORMANCE-BASED
EVENT	STOCK OPTIONS	RESTRICTED STOCK	RESTRICTED STOCK UNITS
Change-in-Control and Termination for Eligible Reason within 24-month Period	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Change-in-Control (No Termination)	Vesting continues under normal terms.	Vesting continues under normal terms.	Vesting continues under normal terms.
Involuntary Termination (Not for Cause prior to a Change-in-Control or after the 24-month Period following a Change-in-Control)	Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on ratio of days since grant to total days in vesting period.

Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period; if termination occurs prior to the one year anniversary of the grant date, the awards are forfeited.

Death or Disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Retirement

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO) and (ii) the expiration date.

Grants made prior to January 31, 2011 may be exercised until four years after the termination date or, if earlier until the expiration date.

		Prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.

(6)	Mr. Ersek is the only named executive officer eligible for retirement, as defined under the Long-Term Incentive Plan.

2016 Proxy Statement	|	63

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the Compensation Consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

●	The mix of fixed versus variable pay;
●	The performance metrics to which pay is tied;
●	Whether the pay opportunity is capped;
●	The timing of payout;
●	Whether “clawback” adjustments are permitted;
●	The use of equity awards; and
●	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue, operating income growth, and strategic performance objectives. These metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 150% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Also, the Company’s clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer’s misconduct or fraud. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health.

64	|	The Western Union Company

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of named executive officers as disclosed in this Proxy Statement.

At the 2015 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2015 Annual Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 96% of the votes cast for the proposal at the 2015 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the Compensation Discussion and Analysis section of this Proxy Statement, support the goals of:

●	Aligning our executives’ goals with our stockholders’ interests;
●	Holding our executives accountable and rewarding them for results; and
●	Attracting, retaining, and motivating outstanding executive talent.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals, and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement:

What We Do:

✓	Pay-for-performance.

✓	Linkage between performance measures and strategic objectives.

✓	Emphasis on future pay opportunity vs. current pay.

✓	Mix of performance metrics.

✓	Stockholder engagement.

✓	Outside compensation consultant.

✓	“Double trigger” in the event of a change-in-control.

✓	Maximum payout caps for annual cash incentive compensation and PSUs.

✓	“Clawback” Policy.

✓	Robust stock ownership guidelines.

2016 Proxy Statement	|	65

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What We Don’t Do:

✗	No change-in-control tax gross ups for individuals promoted or hired after April 2009. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.

✗	No repricing or buyout of underwater stock options.

✗	Prohibition against pledging and hedging of Company securities by senior executives and directors.

✗	No dividends or dividend equivalents accrued or paid on PSUs or time-based restricted stock unit awards.

RECENT ENHANCEMENTS TO OUR EXECUTIVE COMPENSATION PROGRAM

Over the years, the Compensation Committee has engaged in an ongoing review and evaluation of our executive compensation and benefits programs in relation to our compensation philosophy and objectives, as described in “Compensation Discussion and Analysis—Establishing and Evaluating Executive Compensation—Our 2015 Executive Compensation Philosophy and Objectives” of this Proxy Statement, and the interests of our stockholders. As a result of that review, including our stockholder engagement efforts, the Compensation Committee has taken the following actions over the past few years to enhance our executive compensation program:

●

Created Standalone TSR PSUs: In 2014, to enhance focus on stockholder returns, we replaced the TSR modifier from our 2013 long-term incentive design with a standalone TSR PSU. We maintained this compensation element as part of our 2015 long-term incentive program. Over a three-year performance period, these TSR PSUs require the Company to achieve 30th, 60th or 90th percentile relative TSR performance as compared to the S&P 500 Index in order to earn threshold, target or maximum payout, respectively.

●

Increased Performance Period for PSUs: In 2014, we increased the performance period of our PSUs to make them subject to a three-year total performance period, rather than the two-year performance period used in prior years. We maintained the three-year performance period for our 2015 PSUs.

●

Diversified Long-Term Incentive Plan Mix and Increased Weighting of At-Risk Awards: We increased the percentage of our annual equity grants that have vesting provisions that are strictly performance-based and at-risk. For 2014 and 2015, the annual equity awards under the Long-Term Incentive Plan consisted of 80% PSUs (60% Financial PSUs, incorporating both revenue and operating income growth, and 20% TSR PSUs) and 20% stock options, as compared to 67% PSUs and 33% stock options in 2013.

●

Reduced Severance Benefits Under Executive Severance Policy: During 2014, the Compensation Committee amended the Executive Severance Policy to reduce the severance multiple for determining severance benefits prior to a change-in-control from 2 to 1.5 for participants other than the Company’s Chief Executive Officer.

●

Enhanced CEO Stock Ownership Guidelines: In February 2016, the Compensation Committee increased the Chief Executive Officer’s stock ownership requirement from a multiple of five times to six times his base salary.

We believe that these practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

66	|	The Western Union Company

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

2016 Proxy Statement	|	67

PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2016. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006. Consistent with the regulations adopted pursuant to the

Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2015 AND 2014

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2015 and 2014, respectively, included the following (in millions):

	2015	2014
Audit Fees(1)	$5.7	$5.6
Audit-Related Fees(2)	$0.5	$0.4
Tax Fees(3)	$0.6	$0.7

(1)	“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) due diligence related to mergers and acquisitions; (iii) attest services that are not required by statute or regulation; and (iv) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”

(3)	“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

During 2015 and 2014, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

68	|	The Western Union Company

PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 3. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

2016 Proxy Statement	|	69

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

The New York State Common Retirement Fund, 59 Maiden Lane — 30th Floor, New York, NY 10038, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that it intends to present a proposal for consideration at the Annual Meeting. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Resolved, that the shareholders of Western Union (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

	a.	The identity of the recipient as well as the amount paid to each; and

	b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

Last year, 41.5 percent of voting shareholders supported this resolution.

As long-term shareholders of Western Union, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Publicly available records show that Western Union contributed at least $564,000 in corporate funds since the 2004 election cycle (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org.

70	|	The Western Union Company

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Capital One Financial Corp, Fifth Third Bancorp and State Street Corp. that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

2016 Proxy Statement	|	71

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company has historically made an extremely limited number of political contributions. The Company’s political contributions are not financially material to the Company. In 2015, 2014, and 2013, these contributions totaled approximately $10,000, $8,500, and $11,500, respectively. In 2015, the Company’s total expenses relating to political contributions were de minimis when compared to the Company’s total operating costs of approximately $4.4 billion.

The Company is both transparent and accountable regarding its political contributions. On a limited basis, we have pursued and will continue to pursue efforts to help inform public policy decisions that have the potential to affect our customers, employees, and the communities in which we operate. To the extent this is done through a small number of corporate political contributions, such contributions are already strictly controlled. Consider our current standards, policies and practices regarding corporate political contributions:

●	The Company maintains a formal policy regarding political activities, political contributions, and lobbying activities, which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of our Investor Relations website.

●	Our policy contains standards for participating in the political process for both the Company and its employees.
●	With respect to political contributions, the Company’s Code of Conduct provides that the permission of the Company’s General Counsel’s office is needed before any political contributions are made on behalf of the Company.

●	The Company’s Code of Conduct also provides that a senior executive officer of the Company’s Government Relations department and the General Counsel’s office be consulted prior to contacting a government official or retaining a lobbyist.

The Company is also transparent and accountable regarding its membership in trade associations. Participation as a trade association member comes with the understanding that we may not always agree with all of the positions of the organizations or other members but that we believe that the associations we belong to take many positions and address many issues in a meaningful and influential manner and in a way that will be to the Company’s benefit. Consider the following:

●	Although we must pay regular membership dues, we do not normally make additional non-dues contributions to support a group’s targeted political contributions.
●	We closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations of which we are a member.
●	Disclosure of political contributions made indirectly through trade associations could place the Company at a competitive disadvantage by revealing its strategies and priorities.
●	Requiring such disclosure may risk misrepresenting our political activities, as trade associations operate on an independent basis, and we do not agree with all positions taken by trade associations on issues.

Significant disclosure regarding the Company’s political activities and related policies is already publicly available. Consider the following:

●	Under federal law, all contributions by the Western Union Political Action Committee, the sole political action committee affiliated with the Company, are required to be reported, and a list of such contributions is publicly available at the website of the United States Federal Election Commission.

●	Contributions made directly by the Company are most frequently made to state-level candidates and representatives who are required by state law to disclose such contributions.
●	Federal law prohibits corporations from contributing corporate treasury funds to federal candidates or federal campaign committees. Accordingly, we make none.

72	|	The Western Union Company

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

Given all of the above, we believe that this proposal is unnecessary, costly and largely duplicative of current reporting systems and accountability measures. We believe that participating in the political process in a transparent manner is key to good governance and an important way to enhance stockholder value and promote healthy corporate citizenship. We do not believe, however, that implementing a semiannual report on our political activity would increase stockholder value or provide stockholders with any more meaningful information than is already available. If adopted, the proposal would apply only to Western Union and to no other company and would cause Western Union to incur undue costs and administrative burdens without commensurate benefit to our stockholders.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 4. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

2016 Proxy Statement	|	73

PROPOSAL 5 STOCKHOLDER PROPOSAL ESTABLISHING NEW BOARD COMMITTEE ON HUMAN RIGHTS

NorthStar Asset Management Inc. Funded Pension Plan, P.O. Box 301840, Boston, MA 02130, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that it intends to present a proposal for consideration at the Annual Meeting. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent of the proposal. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

BOARD COMMITTEE ON HUMAN RIGHTS

RESOLVED: Shareholders hereby amend Article III of the By-Laws, by inserting a new Section 11:

Section 11. Board Committee on Human Rights. There is established a Board Committee on Human Rights, to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, including assessing the impacts of company operations and supply chains on resources and public welfare in host communities.

The Board of Directors is authorized, by resolution, in its discretion and consistent with these By-Laws, the Articles of Incorporation and applicable law to: (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt a charter to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the findings of the Board Committee, and (5) any other measures within the Board’s discretion consistent with these By-Laws and applicable law. Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

SUPPORTING STATEMENT

As reported by the Interfaith Center on Corporate Responsibility, the forceful exploitation of persons—for labor or sexual purposes—is the third largest illegal “business” globally. Due to our Company’s popularity as a reputable financial conduit, we may be unknowingly complicit in human trafficking transactions and subsequent exploitation.

The money transfer industry intersects with the lives of migrant workers. The right of migrant workers to live abroad safely, complete gainful work that benefits both themselves and their host community, and send funds back to their home countries is vital to our company’s success. Challenges to our clients’ ability to migrate freely and safely will harm our bottom line.

Our Company’s continued operation without a strong human rights policy poses serious risks to our reputation and share value. Western Union has faced numerous lawsuits based on predatory fees and unfair exchange rates, resulting in millions of shareholder dollars being spent on settlements. The cost of unintentional involvement in violations of fundamental human rights related to migration or trafficking must not be underestimated.

The proposed by-law would establish a separate Board Committee on Human Rights, which would elevate board level oversight and governance regarding human rights issues raised by the company’s activities and policies and provide a vehicle to fulfill the Board’s fiduciary responsibilities for oversight of these issues. The proposed by-law would establish the vehicle of a Board Committee, but would leave the process of appointment and implementation of the Committee to the full Board of Directors.

74	|	The Western Union Company

PROPOSAL 5 STOCKHOLDER PROPOSAL ESTABLISHING NEW BOARD COMMITTEE ON HUMAN RIGHTS

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company believes that its current policies, practices and procedures demonstrate our commitment to human rights. While we share the proponent’s concern for human rights, we believe that adoption of this proposal is unnecessary. The manner in which we conduct our global operations is consistent with the spirit and intent of widely recognized international principles aimed at promoting human rights. Although governments have the primary duty to protect and ensure fulfillment of human rights, the Company recognizes that it plays an important role in respecting human rights in the communities in which it operates. Consider the following:

●	The Company works cooperatively and constructively with host governments, communities and nongovernmental organizations and engages with subject matter experts who help build on its understanding of human rights issues relevant to its business.

●	We are committed to operating in full compliance with applicable laws in every country where we conduct business and our standard business practices require adherence to local, state, federal, and international laws and regulations on human rights matters, including with respect to forced labor and human trafficking, two concerns highlighted in the proposal.

●	Our employees are required by our Code of Conduct, which is publicly available in the “Corporate Governance” section of our Investor Relations website, to comply with the laws in the numerous countries in which we operate.

●	The Company participates in the United States Homeland Security Department’s Blue Campaign to fight human trafficking through training efforts.

The formation of a new Board Committee on Human Rights, as this proposal contemplates, is unnecessary because the Company already has an established Board committee that reviews and advises the Board regarding matters of public policy and social responsibility. The Corporate Governance and Public Policy Committee considers policies, programs and practices concerning a broad array of public policy issues, including human rights. This Committee also has the power to form sub-committees to focus on particular issues of concern, making an amendment to the By-Laws and the creation of another standing committee unnecessary. The formation of a new Board Committee on Human Rights would add nothing to the range of substantive issues currently considered by the existing committee and would, in fact, be duplicative.

The adoption of this proposal is potentially adverse to the interests of the Company and our stockholders. Western Union has been a leader in adopting good governance practices in recent years,including the declassification of the Board, granting stockholders the right to call a special meeting, and adopting a “proxy access” By-Law amendment. Adopting good governance practices, however, should be driven by reasoned consideration and thoughtful implementation rather than by good intentions that result in new but unnecessary governance structures. The Board does not believe that amending the By-Laws to require the establishment of a new committee on human rights is an effective way for the Company’s practices and goals to continually evolve and improve in response to changing conditions. Instead, such an additional and redundant committee would distract the Board from its other responsibilities to the Company and its stockholders without adding to the Company’s existing commitment to human rights and social responsibility.

Required Vote

The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the subject matter is required to approve this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

2016 Proxy Statement	|	75

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2015, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Western Union Company 2015 Long-Term Incentive Plan is our only equity compensation plan pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	19,407,408(1)	$18.01(2)	31,470,254(3)
Equity compensation plans not
approved by security holders	—	N/A	—
Total	19,407,408(1)	$18.01(2)	31,470,254(3)

Footnotes:

(1)	Includes 7,595,739 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2015 under The Western Union Company 2015 Long-Term Incentive Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 711,102. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2015 PSUs, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)	This amount represents shares of Common Stock available for issuance under The Western Union Company 2015 Long-Term Incentive Plan. Awards available for grant under The Western Union Company 2015 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, performance grants, and any combination of the foregoing awards.

76	|	The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, all directors and nominees, each of the executive officers named in the 2015 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 14, 2016, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 12500 East Belford Avenue, Englewood, CO 80112.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES
5% Owners
Capital Research Global Investors, a division of	333 South Hope Street,
Capital Research and Management Company	Los Angeles, CA 90071	66,309,190(1)	13.1%(1)
The Vanguard Group	100 Vanguard Blvd.,
	Malvern, PA 19355	46,577,841(2)	9.21%(2)
FMR LLC	245 Summer Street,
	Boston, MA 02210	44,661,062(3)	8.838%(3)
BlackRock, Inc.	55 East 52nd Street,
	New York, NY 10055	29,797,872(4)	5.9%(4)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(5)
Martin I. Cole		9,208	*
Hikmet Ersek		2,473,192	*
Richard A. Goodman		36,814	*
Jack M. Greenberg		439,458	*
Betsy D. Holden		58,980	*
Jeffrey A. Joerres		15,998	*
Linda Fayne Levinson		180,291	*
Roberto G. Mendoza		171,347	*
Michael A. Miles, Jr.		53,980	*
Robert W. Selander		77,439	*
Frances Fragos Townsend		39,833	*
Solomon D. Trujillo		86,471(6)	*
Rajesh K. Agrawal		562,433	*
Odilon Almeida		208,396	*
Diane Scott		140,786	*
J. David Thompson		209,965	*
All directors and executive officers as a group		5,394,178	1.1%
(20 persons)

*	Less than 1%

2016 Proxy Statement	|	77

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 3 to Schedule 13G filing with the Securities and Exchange Commission filed February 16, 2016, which reports ownership as of December 31, 2015. The Schedule 13G filing indicates that the holder had sole voting and sole dispositive power over 66,309,190 shares, and shared voting power over, and shared dispositive power over, no shares.

(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 2 to Schedule 13G filing with the Securities and Exchange Commission filed February 11, 2016, which reports ownership as of December 31, 2015. The Schedule 13G filing indicates that the holder had sole voting power over 953,709 shares, sole dispositive power over 45,575,644 shares, shared voting power over 50,200 shares, and shared dispositive power over 1,002,197 shares.

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 2 to Schedule 13G filing with the Securities and Exchange Commission filed February 12, 2016, which reports ownership as of December 31, 2015. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 2,782,578 shares, sole power to dispose of or to direct the disposition of 44,661,062 shares, and shared power to vote or direct the vote, and shared power to dispose of or direct the disposition of, no shares.

(4)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 5 to Schedule 13G filing with the Securities and Exchange Commission filed February 10, 2016, which reports ownership as of December 31, 2015. The Schedule 13G filing indicates that the holder had sole voting power over 25,411,002 shares, sole dispositive power over 29,797,872 shares, and shared voting power over, and shared dispositive power over, no shares.

(5)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 14, 2016 as follows: Mr. Cole, 9,208; Mr. Ersek, 2,068,614; Mr. Goodman, 36,814; Mr. Greenberg, 366,746; Ms. Holden, 53,980; Mr. Joerres, 11,448; Ms. Fayne Levinson, 180,291; Mr. Mendoza, 171,347; Mr. Miles, 53,980; Mr. Selander, 77,439; Ms. Fragos Townsend, 39,833; Mr. Trujillo, 74,671; Mr. Agrawal, 481,123; Mr. Almeida, 178,144; Mr. Dye, 166,766; Mr. Farah, 133,023; Mr. Schenkel, 83,284; Ms. Scott, 88,314; Mr. Thompson, 132,259; Mr. Williams, 69,274; all directors and executive officers as a group, 4,476,558. The number of shares reported includes RSUs that will vest within 60 days of March 14, 2016 as follows: Mr. Almeida, 6,940; Mr. Farah, 4,627; Mr. Thompson, 3,697.

(6)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.

78	|	The Western Union Company

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance and Public Policy Committee of the Board of Directors or, if the Corporate Governance and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

The Corporate Governance and Public Policy Committee considers all relevant factors when determining whether to approve or ratify a related person transaction, including, without limitation, the following:

●	the size of the transaction and the amount payable to a related person;
●	the nature of the interest of the related person in the transaction;
●	whether the transaction may involve a conflict of interest; and
●	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.wu.com.

2016 Proxy Statement	|	79

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2015, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met.

* * *

This Proxy Statement is provided to you at the direction of the Board of Directors.

John R. Dye
Executive Vice President,
General Counsel and
Secretary

80	|	The Western Union Company

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES

Western Union’s management believes the non-GAAP financial measure presented provides meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because it provides consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of a non-GAAP financial measure to the most directly comparable GAAP financial measure is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

CONSOLIDATED METRICS	FY2015
Revenues, as reported (GAAP)	$5,483.7
Foreign currency translation impact(a)	$322.6
Revenues, constant currency adjusted	$5,806.3
Prior year revenues, as reported (GAAP)	$5,607.2
Revenue change, as reported (GAAP)	(2)%
Revenue change, constant currency adjusted	4%

Non-GAAP related notes:

(a)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

2016 Proxy Statement	|	A-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1 through 3.

Election of directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Martin I. Cole	☐	☐	☐	1g. Roberto G. Mendoza	☐	☐	☐

1b. Hikmet Ersek	☐	☐	☐	1h. Michael A. Miles, Jr.	☐	☐	☐

Please fold here – Do not separate

1c. Richard A. Goodman	☐	☐	☐	1i. Robert W. Selander	☐	☐	☐

1d. Jack M. Greenberg	☐	☐	☐	1j. Frances Fragos Townsend	☐	☐	☐

1e. Betsy D. Holden	☐	☐	☐	1k. Solomon D. Trujillo	☐	☐	☐

1f. Jeffrey A. Joerres	☐	☐	☐

Other Matters:

2.	Advisory Vote to Approve Executive Compensation	☐	For	☐	Against	☐	Abstain

3.	Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2016	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote AGAINST Items 4 and 5.

4.	Stockholder Proposal Regarding Political Contributions Disclosure	☐	For	☐	Against	☐	Abstain

5.	Stockholder Proposal Establishing New Board Committee on Human Rights	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 3, AND AGAINST ITEMS 4 AND 5. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 9, 2016 or by Internet or phone by 11:59 p.m. (ET) on May 9, 2016, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2016
8:00 a.m. (ET)
505 Fifth Avenue, 7th Floor
New York, NY 10017

The Western Union Company 12500 East Belford Avenue Englewood, CO 80112	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2016.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 3 and “AGAINST” Items 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and John R. Dye, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/wu	PHONE 1-866-883-3382	MAIL
Use the Internet to vote your proxy until 11:59 p.m. (ET) on May 11, 2016. Scan the QR code on front for mobile voting.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on May 11, 2016.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.